Exhibit 10.3
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, (this “Amendment”) dated as of April 28, 2023 (the “Amendment Date”), among NMFC SENIOR LOAN PROGRAM IV LLC, a Delaware limited liability company (the “Borrower”), NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation (the “Collateral Manager”), NMFC SENIOR LOAN PROGRAM I LLC and NMFC SENIOR LOAN PROGRAM II LLC (each a “Guarantor Subsidiary”, collectively, the “Guarantor Subsidiaries”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”) and as a lender (the “Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the collateral custodian (the “Collateral Custodian”).
WHEREAS, the Borrower, the Collateral Manager, the Guarantor Subsidiaries, the Administrative Agent, the Lender, the other lenders party from time to time thereto and the Collateral Custodian, are parties to the Loan and Security Agreement, dated as of May 5, 2021 (as amended from time to time prior to the date hereof, the “LSA”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and
WHEREAS, the Borrower, the Collateral Manager, the Subsidiary Guarantors, the Administrative Agent and the Lender desire to amend the LSA in accordance with Section 12.1 thereof and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Definitions
Defined Terms.
Terms used but not defined herein have the respective meanings given to such terms in the LSA.

Amendments
As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the LSA attached as Appendix A hereto.

Representations and Warranties
The Borrower and the Collateral Manager hereby represent and warrant to the Administrative Agent and the Lender that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the

Borrower and the Collateral Manager contained in the LSA are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

Conditions Precedent
This Amendment shall become effective as of the date first written above so long as the following conditions are satisfied:
i.the execution and delivery of this Amendment by each party hereto; and
ii.all reasonable and documented out-of-pocket fees shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date hereof.

Miscellaneous
Governing Law.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Severability Clause
In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Ratification
Except as expressly amended hereby, the LSA is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the LSA for all purposes.
Counterparts
The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Headings
The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6. Collateral Custodian Direction. By its execution hereof the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment on the date hereof, acknowledges and agrees that the Collateral Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Custodian from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Custodian shall be afforded all of the rights, privileges, immunities and indemnities afforded to it under the LSA as if such rights, privileges, immunities and indemnities were set forth herein; provided that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any such rights, privileges, immunities and indemnities set forth in this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
NMFC SENIOR LOAN PROGRAM IV LLC, as the Borrower
By:    /s/ Adam Weinstein_________________
    Name: Adam Weinstein
    Title: Authorized Signatory
NEW MOUNTAIN FINANCE CORPORATION, as Collateral Manager
By:    /s/ Adam Weinstein_________________
    Name: Adam Weinstein
    Title: Authorized Signatory
NMFC SENIOR LOAN PROGRAM I LLC, as a Guarantor Subsidiary
By:    /s/ Adam Weinstein_________________
    Name: Adam Weinstein
    Title: Authorized Signatory
NMFC SENIOR LOAN PROGRAM II LLC, as a Guarantor Subsidiary
By:    /s/ Adam Weinstein_________________
    Name: Adam Weinstein
    Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent
By:    /s/ R. Beale Pope
Name: R. Beale Pope
Title: Managing Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ R. Beale Pope
Name: R. Beale Pope
Title: Managing Director
WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Custodian
By: Computershare Trust Company, N.A., as its attorney-in-fact,
By:    /s/ Rupinder S. Suri
Name: Rupinder S. Suri
Title: Vice President

APPENDIX A

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Up to $400,000,000
LOAN AND SECURITY AGREEMENT
by and among
NEW MOUNTAIN FINANCE CORPORATION,
(Collateral Manager)
NMFC SENIOR LOAN PROGRAM IV LLC,
(Borrower)
NMFC SENIOR LOAN PROGRAM I LLC AND NMFC SENIOR LOAN PROGRAM II LLC,
(Guarantor Subsidiaries)
EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
(Lenders)
WELLS FARGO BANK, NATIONAL ASSOCIATION,
(Administrative Agent)
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
(Collateral Custodian)
Dated as of May 5, 2021

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TABLE OF CONTENTS
Page
ARTICLE I.    DEFINITIONS    2
Section 1.1.    Certain Defined Terms.    2
Section 1.2.    Other Terms.    ~~44~~41
Section 1.3.    Computation of Time Periods.    ~~44~~41
Section 1.4.    Interpretation.    ~~44~~42
ARTICLE II.    THE FACILITY    ~~45~~43
Section 2.1.    Advances.    ~~45~~43
Section 2.2.    Procedures for Advances by the Lenders.    ~~46~~44
Section 2.3.    Reduction of the Facility Amount; Optional Repayments.    ~~47~~45
Section 2.4.    Determination of Interest and Non-Usage Fee.    ~~48~~46
Section 2.5.    [Reserved].    ~~48~~46
Section 2.6.    Principal Repayments.    ~~48~~46
Section 2.7.    Settlement Procedures.    ~~48~~46
Section 2.8.    Alternate Settlement Procedures.    ~~51~~49
Section 2.9.    Collections and Allocations.    ~~52~~50
Section 2.10.    Payments, Computations, Etc.    ~~53~~51
Section 2.11.    Fees.    ~~54~~52
Section 2.12.    Increased Costs; Capital Adequacy; Illegality.    ~~55~~53
Section 2.13.    Taxes.    ~~56~~54
Section 2.14.    Reinvestments and Discretionary Sales.    ~~60~~58
ARTICLE III.    CONDITIONS TO CLOSING AND ADVANCES    ~~62~~60
Section 3.1.    Conditions to Closing and Initial Advance.    ~~62~~60
Section 3.2.    Conditions Precedent to All Advances.    ~~63~~61
Section 3.3.    Custodianship; Transfer of Loans and Permitted Investments.    ~~65~~63
ARTICLE IV.    REPRESENTATIONS AND WARRANTIES    ~~67~~65
Section 4.1.    Representations and Warranties of the Loan Parties.    ~~67~~65
Section 4.2.    Representations and Warranties of the Loan Parties Relating to the Agreement and the Collateral.    ~~75~~73
Section 4.3.    Representations and Warranties of the Collateral Manager.    ~~76~~74
Section 4.4.    Representations and Warranties of the Collateral Custodian.    ~~79~~77
ARTICLE V.    GENERAL COVENANTS    ~~80~~78
Section 5.1.    Affirmative Covenants of the Loan Parties.    ~~80~~78
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Section 5.2.    Negative Covenants of the Loan Parties.    ~~85~~83
Section 5.3.    Affirmative Covenants of the Collateral Manager.    ~~88~~86
Section 5.4.    Negative Covenants of the Collateral Manager.    ~~91~~89
Section 5.5.    Affirmative Covenants of the Collateral Custodian.    ~~92~~90
Section 5.6.    Negative Covenants of the Collateral Custodian.    ~~92~~90
ARTICLE VI.    COLLATERAL MANAGEMENT    ~~93~~91
Section 6.1.    Designation of the Collateral Manager.    ~~93~~91
Section 6.2.    Duties of the Collateral Manager.    ~~93~~91
Section 6.3.    Authorization of the Collateral Manager.    ~~95~~93
Section 6.4.    Collection of Payments; Accounts.    ~~95~~93
Section 6.5.    Realization Upon Defaulted or Delinquent Loans.    ~~97~~95
Section 6.6.    Collateral Manager Compensation.    ~~97~~95
Section 6.7.    Payment of Certain Expenses by Collateral Manager.    ~~97~~95
Section 6.8.    Reports.    ~~98~~96
Section 6.9.    Annual Statement as to Compliance.    ~~98~~96
Section 6.10.    The Collateral Manager Not to Resign.    ~~99~~97
Section 6.11.    Collateral Manager Defaults.    ~~99~~97
ARTICLE VII.    THE COLLATERAL CUSTODIAN    ~~99~~97
Section 7.1.    Designation of Collateral Custodian.    ~~99~~97
Section 7.2.    Duties of Collateral Custodian.    ~~100~~98
Section 7.3.    Merger or Consolidation.    ~~102~~100
Section 7.4.    Collateral Custodian Compensation.    ~~102~~100
Section 7.5.    Collateral Custodian Removal.    ~~102~~100
Section 7.6.    Limitation on Liability.    ~~103~~101
Section 7.7.    Resignation of the Collateral Custodian.    ~~104~~102
Section 7.8.    Release of Documents.    ~~105~~103
Section 7.9.    Return of Underlying Instruments.    ~~105~~103
Section 7.10.    Access to Certain Documentation and Information Regarding the Collateral; Audits.    ~~106~~104
ARTICLE VIII.    SECURITY INTEREST    ~~106~~104
Section 8.1.    Grant of Security Interest.    ~~106~~104
Section 8.2.    Release of Lien on Collateral.    ~~107~~105
Section 8.3.    Further Assurances.    ~~108~~106
Section 8.4.    Remedies.    ~~108~~106
Section 8.5.    Waiver of Certain Laws.    ~~109~~107
Section 8.6.    Power of Attorney.    ~~109~~107
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ARTICLE IX.    EVENTS OF DEFAULT    ~~110~~108
Section 9.1.    Events of Default.    ~~110~~108
Section 9.2.    Remedies.    ~~112~~110
ARTICLE X.    INDEMNIFICATION    ~~113~~111
Section 10.1.    Indemnities by the Loan Parties.    ~~113~~111
Section 10.2.    Indemnities by the Collateral Manager.    ~~116~~114
Section 10.3.    Taxes.    ~~116~~114
ARTICLE XI.    THE ADMINISTRATIVE AGENT    ~~117~~115
Section 11.1.    Appointment.    ~~117~~115
Section 11.2.    Standard of Care; Exculpatory Provisions.    ~~117~~115
Section 11.3.    Administrative Agent’s Reliance, Etc.    ~~118~~116
Section 11.4.    Credit Decision with Respect to the Administrative Agent.    ~~119~~117
Section 11.5.    Indemnification of the Administrative Agent.    ~~119~~117
Section 11.6.    Successor Administrative Agent.    ~~120~~118
Section 11.7.    Delegation of Duties.    ~~120~~118
Section 11.8.    Payments by the Administrative Agent.    ~~120~~118
Section 11.9.    Collateral Matters.    ~~121~~119
Section 11.10.    Erroneous Payments.    ~~121~~119
ARTICLE XII.    MISCELLANEOUS    ~~124~~122
Section 12.1.    Amendments and Waivers.    ~~124~~122
Section 12.2.    Notices, Etc.    ~~124~~122
Section 12.3.    Ratable Payments.    ~~124~~122
Section 12.4.    No Waiver; Remedies.    ~~124~~122
Section 12.5.    Binding Effect; Benefit of Agreement.    ~~125~~123
Section 12.6.    Term of this Agreement.    ~~125~~123
Section 12.7.    Governing Law.    ~~125~~123
Section 12.8.    Consent to Jurisdiction; Waiver of Objection to Venue; Waivers.    ~~125~~123
Section 12.9.    Costs and Expenses.    ~~126~~124
Section 12.10.    No Proceedings.    ~~127~~125
Section 12.11.    Recourse Against Certain Parties.    ~~127~~125
Section 12.12.    Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.    ~~128~~126
Section 12.13.    Confidentiality.    ~~129~~127
Section 12.14.    Execution in Counterparts; Severability; Integration.    ~~130~~128
Section 12.15.    Waiver of Setoff.    ~~131~~129
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Section 12.16.    Status of Lenders; Assignments by the Lenders.    ~~131~~129
Section 12.17.    Heading and Exhibits.    ~~133~~131
Section 12.18.    Intent of the Parties.    ~~133~~131
Section 12.19.    Recognition of the U.S. Special Resolution Regimes.    ~~133~~131
Section 12.20.    Benchmark Replacement Settings    ~~133~~131
ARTICLE XIII. GUARANTOR SUBSIDIARIES    ~~136~~132
Section 13.1.    Guarantee    ~~136~~132

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EXHIBITS

EXHIBIT A-1        Form of Funding Notice
EXHIBIT A-2    Form of Repayment Notice
EXHIBIT A-3        Form of Reinvestment Notice
EXHIBIT A-4        Form of Borrowing Base Certificate
EXHIBIT A-5        Form of Approval Notice
EXHIBIT B    [Reserved]
EXHIBIT C    Form of Officer’s Certificate as to Solvency
EXHIBIT D    Form of Officer’s Closing Certificate
EXHIBIT E        Form of Release of Underlying Instruments
EXHIBIT F        Form of Certificate of Assignment
EXHIBIT G        [Reserved]
EXHIBIT H        Form of Joinder Supplement
EXHIBIT I-1    Form of Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-2    Form of Tax Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-3    Form of Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-4    Form of Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

SCHEDULES
SCHEDULE I        Legal Names
SCHEDULE II    Approved Valuation Firms
SCHEDULE III    Loan List
SCHEDULE IV    Credit and Collection Policy
ANNEXES

ANNEX A    Addresses for Notices
ANNEX B    Commitments

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LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of May 5, 2021, by and among:
(1)NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”);
(2)NMFC SENIOR LOAN PROGRAM IV LLC, a Delaware limited liability company, as the borrower (the “Borrower”);
(3)EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);
(4)NMFC SENIOR LOAN PROGRAM I LLC AND NMFC SENIOR LOAN PROGRAM II LLC (each a “Guarantor Subsidiary”, collectively, the “Guarantor Subsidiaries”);
(5)WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and
(6)WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
RECITALS
WHEREAS, the Borrower has requested that the Lenders provide Commitments and make Advances (each as defined below) from time to time prior to the Revolving Period End Date (as defined below) to retire existing Indebtedness of the Guarantor Subsidiaries and for the general business purposes of the Borrower, and the Guarantor Subsidiaries have agreed to guarantee the Obligations hereunder;
WHEREAS, the Loan Parties have requested that the Collateral Manager act as the collateral manager of the Loan Parties; and
WHEREAS, the Lenders are willing to extend such credit to the Borrower and the Collateral Manager is willing to serve in such capacity on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.

DEFINITIONS
Section 1.1.Certain Defined Terms.
Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:
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“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Account”: Any of the Collateral Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof reasonably deemed appropriate or necessary by the Securities Intermediary or the Administrative Agent for convenience in administering such accounts.
“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.
“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to but excluding the Determination Date immediately preceding the first Payment Date, and (b) any subsequent Payment Date, the period from and including the Determination Date immediately preceding the previous Payment Date to but excluding the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).
“Adjusted Borrowing Value”: For any Eligible Loan, on any date, an amount equal to the Assigned Value for such Eligible Loan on such date multiplied by the funded principal balance of such Loan (exclusive of Accreted Interest); provided that, the parties hereby agree that the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero.
“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.
“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Loan Parties to any Person pursuant to any Transaction Document, including, but not limited to, any third party service provider to the Loan Parties, any Lender or the Collateral Custodian, any Approved Valuation Firm, accountants, agents and counsel of any of the foregoing for reasonable fees and expenses or any other Person in respect of any other reasonable fees, expenses, or other payments (including indemnification payments).
“Advance”: The meaning specified in Section 2.1(a).
“Advance Date”: With respect to any Advance, the date on which such Advance is made.
“Advance Rate”: On any date of determination, 73.5%.
“Advances Outstanding”: On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.
“Affected Party”: The Administrative Agent, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.
“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
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“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.
“Agreement”: The meaning specified in the Preamble.
        “Anti-Corruption Laws”: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Loan Parties, the Collateral Manager, the Equityholder or any of their respective Subsidiaries is located or doing business.
        “Anti-Money Laundering Laws”: Applicable Laws in any jurisdiction in which the Loan Parties, the Collateral Manager, the Equityholder or any of their respective Subsidiaries is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final tax regulations), statutes, treaties, codes, ordinances, permits, certificates, licenses and orders of, and interpretations by, any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Applicable Spread”: For any day (a) unless an Event of Default is continuing, ~~1.60~~1.70% and (b) during the continuance of an Event of Default, ~~3.25~~3.35%.
“Approval Notice”: A notice substantially in the form of Exhibit A-5 attached hereto, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (B) of the definition of “Eligible Loan”, of the Loans to be added to the Collateral.
“Approved Valuation Firm”: Each valuation firm listed on Schedule II hereto, as the same may be updated from time to time by the Borrower with the prior written consent of the Administrative Agent in its sole discretion.
“Assigned Value”: With respect to any Loan as of any date of determination, the lowest of (i) 100%, (ii) the Purchase Price with respect to such Loan, (iii) the value (expressed as a percentage of par) of such Loan as determined by the Administrative Agent with respect to such Loan on the later of (1) the Closing Date and (2) the initial acquisition of such Loan by a Loan Party, (iv) on any date following the occurrence of a Value Adjustment Event with respect to such Loan, the Market Value of such Loan (determined on a daily basis) and (v) if such Loan is a Defaulted Loan, 50% (or, if such Loan has been a Defaulted Loan for more than one year, 0%). On any Business Day, the Borrower may request in writing, with respect to any Loan a reevaluation of such Assigned Value, and upon such request the Administrative Agent may reevaluate the Assigned Value of such Loan in its sole discretion.
“Availability”: At any time, an amount equal to the excess, if any, of (i) the Borrowing Base minus (ii) the Advances Outstanding on such day; provided that, at all times on and after the earliest to occur of the Revolving Period End Date, the Revolving Period Termination Date and the Termination Date, the Availability shall be zero.
“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period.
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~~“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 12.20(d).~~
“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day.
“BDC”: New Mountain Finance Corporation, a Delaware corporation that has elected to be regulated as a business development company under the 1940 Act.
    “Benchmark”: Initially, ~~the LIBOR Rate~~Daily Simple SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred~~  with respect to ~~the LIBOR Rate or the then-current Benchmark~~Daily Simple SOFR has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts payable, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.20.
    ~~“Benchmark Replacement”: For any Available Tenor,~~
~~(a)    with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(3)~~     “Benchmark Replacement”: means, with respect to any Benchmark Transition Event, the sum of: (~~A~~a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the ~~then-current~~ Benchmark ~~for the applicable Corresponding Tenor~~, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for the then-current~~to such Benchmark for ~~Dollar-denominated~~ syndicated credit facilities ~~at such time~~ and (~~B~~b) the related Benchmark Replacement Adjustment~~; or~~, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.
~~(b)    with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~
~~provided that, (i) in the case of clause (a)(1), if, after consultation with the other Lenders, the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable~~
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~~discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.~~
    ~~“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent in consultation with the Borrower:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~
~~(2) for purposes of clause (a)(3) of the definition of~~ “Benchmark Replacement~~,”~~  Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~; and~~ at such time.
~~(3) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of the LIBOR Rate with a SOFR-based rate;~~
~~provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 12.20 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the~~
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~~Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.~~
    ~~“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~
“Benchmark Replacement Date”: The ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark:
~~(1)~~ (a)    in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~all Available Tenors of~~ such Benchmark ~~(or such component thereof);~~; or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.
~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;~~
~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 12.20(a)(2)); or~~
~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination,~~
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~~the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:
~~(1)~~ (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any ~~Available Tenor of~~ such Benchmark (or such component ~~thereof~~);
~~(2)~~ (b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of~~ such Benchmark (or such component thereof); or
~~(3)~~ (c)    a public statement or publication of information by ~~the regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) ~~announcing that all Available Tenors~~ or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) ~~are no longer representative.~~announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~
“Benchmark Transition Start Date” means following the occurrence of a Benchmark Transition Event with respect to a then-current Benchmark, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
        “Benchmark Unavailability Period”: ~~The~~with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (~~1~~a) or (~~2~~b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.20
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and (y) ending at the time that a Benchmark Replacement has replaced ~~the then-current~~such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.20.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

        “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“BHC Act Affiliate” means the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Borrower”: The meaning specified in the Preamble.
“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.
“Borrowing Base”: As of any Measurement Date, an amount equal to the greater of (A) zero and (B) the least of:
(a)    an amount equal to (i) the aggregate sum of the products, for each Eligible Loan as of such date, of (A) the Adjusted Borrowing Value for such Eligible Loan on such date and (B) the Advance Rate, plus (ii) the amount on deposit in the Principal Collection Account on such date minus (iii) the Unfunded Exposure Equity Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date;
(b)    an amount equal to (i) the aggregate Adjusted Borrowing Value for all Eligible Loans on such date, minus (ii) the Required Minimum Equity Amount on such date, plus (iii) the amount on deposit in the Principal Collection Account on such date, minus (iv) the Unfunded Exposure Equity Amount on such date plus (v) the amount on deposit in the Unfunded Exposure Account on such date; and
(c)    an amount equal to (i) the Facility Amount as of such date, minus (ii) the Aggregate Unfunded Exposure Amount on such date, plus (iii) the amount on deposit in the Unfunded Exposure Account on such date.
“Borrowing Base Certificate”: A certificate, in the form of Exhibit A-4, setting forth, among other things, the calculation of the Borrowing Base as of each Measurement Date.
“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s reasonable discretion, but excluding the Applicable Spread) as a result of a payment by the Loan Parties of Advances Outstanding or Interest other than on a Payment Date. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.
        “Broadly Syndicated Loan”:    A Loan (a) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (b) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any state or agency), (c) that, at the time of its issuance, was incurred pursuant to Underlying Instruments governing the issuance of Indebtedness of the related Obligor having
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an aggregate principal amount (whether drawn or undrawn) of $350,000,000 or greater, (d) whose Obligor has EBITDA of at least $75,000,000 at the time of its issuance for the twelve months immediately prior to the acquisition of such Loan by the Borrower and (e) for which the Collateral Manager determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.
“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York~~,~~ or the location of the Collateral Custodian’s Corporate Trust Office ~~or, solely with respect to the determination of the LIBOR Rate, London, England~~.
“Cash”: Cash or legal currency of the United States as at the time shall be legal tender for payment of all public and private debts.
“Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Loan Parties and Collateral Manager in good faith.
“Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such Obligor to the applicable Loan Party for such period.
“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.
“Change of Control”: Any of the following:
(a)the creation, imposition or, to the knowledge of the Loan Parties or the Collateral Manager, threatened imposition of any Lien on any limited liability company membership interest in any Loan Party;
(b)any Loan Party LLC Agreement shall fail to be in full force and effect; or
(c)the failure of (i) the Equityholders and any Affiliates thereof to directly own in the aggregate 100% of the limited liability company membership interests in the Borrower or (ii) following the Closing Date Transfers, the Borrower to directly own in the aggregate 100% of the limited liability company membership interests in each Guarantor Subsidiary (unless such Guarantor Subsidiary has been dissolved pursuant to Section 4.1(t)), in each case without the prior written consent of the Administrative Agent.
“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Closing Date”: May 5, 2021.
        “Closing Date Capital Contributions”: Capital contributions made by the Borrower on the Closing Date to the Guarantor Subsidiaries with the proceeds of the initial Advance, which capital contributions are immediately used by the Guarantor Subsidiaries to repay in full and terminate the Existing Facilities.
        “Closing Date Transfers”: Equity assignments, transfers and contributions occurring on or immediately prior to the Closing Date which result in the Equityholders being the sole owners of the limited liability company membership interests in the Borrower and the
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Borrower being the sole owners of the limited liability company membership interests in each Guarantor.
“Code”: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated or issued thereunder.
“Collateral”: All of each Loan Party’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts (as defined in the UCC), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including but not limited to:
(a)all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;
(b)the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;
(c)all Transaction Documents to which any of the Loan Parties are party thereto;
(d)all funds delivered to the Collateral Custodian (directly or through an Intermediary or bailee);
(e)the equity interests of each Guarantor Subsidiary; and
(f)all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Loan Parties described in the preceding clauses.
“Collateral Account”: Collectively, (a) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP IV Collateral Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties, (b) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “ NMFC SLP I Collateral Account” in the name of the NMFC Senior Loan Program I LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties and (c) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “ NMFC SLP II Collateral Account” in the name of the NMFC Senior Loan Program I LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Custodian”: Wells Fargo, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 7.5.
“Collateral Custodian Fee”: The fees, expenses and indemnities set forth as such in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document.
“Collateral Custodian Fee Letter”: The fee schedule provided by the Collateral Custodian and acknowledged by the Collateral Manager.
“Collateral Custodian Termination Notice”: The meaning specified in Section 7.5.
“Collateral Manager”: The meaning specified in the Preamble.
“Collateral Manager Default”: The occurrence of any one or more of the following:
(a)the Collateral Manager in bad faith willfully violates, or takes any action that it knows breaches, any material provision of any Transaction Document applicable to it
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(other than a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);
(b)the Collateral Manager fails to observe or perform in any material respect any covenant or agreement applicable to it in any Transaction Document (it being understood and agreed that the Collateral Manager shall have no responsibility for the creditworthiness of any Eligible Loan) and such failure continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) a Responsible Officer of the Collateral Manager’s actual knowledge of such failure or (B) its receipt of written notice of such failure;
(c)any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a material adverse effect on any Lender, the Collateral Custodian or the Administrative Agent and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (A) a Responsible Officer of the Collateral Manager’s actual knowledge of such failure or (B) its receipt of written notice of such failure;
(d)the occurrence of an Event of Default that results primarily from any material breach by the Collateral Manager of its duties under the Transaction Documents and which continues to be unremedied for a period of ten (10) Business Days;
(e)the Collateral Manager fails to maintain at least $750,000,000 of assets under management;
(f)New Mountain Finance Corporation (or an Affiliate thereof) ceases to be the Collateral Manager unless (x) it is removed pursuant to Section 6.11 or (y) a successor Collateral Manager is appointed in accordance with Section 6.10(b);
(g)an Insolvency Event shall occur with respect to the Collateral Manager;
(h)(A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under the Transaction Documents (as determined pursuant to a final adjudication by a court of competent jurisdiction), (B) the Collateral Manager being convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to its business of providing asset management services or (C) any responsible officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under the Transaction Documents (in the performance of his or her investment management duties) is convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under the Transaction Documents for a period of 30 days after the final such appeal;
(i)any failure by the Collateral Manager to make any payment, transfer or deposit into the Collection Account as required by this Agreement which continues unremedied for a period of two (2) Business Days;
(j)the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of $5,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;
(k)any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring two (2) Business Days after the date such
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report is required to be made or given, as the case may be, under the terms of this Agreement; and
(l)the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution.
“Collateral Manager Termination Notice”: The meaning specified in Section 6.11
“Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account.
“Collection Period”: With respect to the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date; and thereafter, the period from but excluding the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).
“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) interest earnings on Permitted Investments or otherwise in any Account.
“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith in an amount equal to (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as such amounts may be reduced, increased or assigned from time to time pursuant to the terms of this Agreement, and (b) on or after the earlier to occur of the Revolving Period End Date or the Termination Date, zero.
“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage.
“Commitment Reduction Percentage”: (a) On or prior to the one-year anniversary of the Closing Date, a percentage equal to 2.0%, (b) after the one-year anniversary of the Closing Date and on or prior to the two-year anniversary of the Closing Date, a percentage equal to the product of (i) the number of days remaining until the two-year anniversary of the Closing Date divided by 365 and (ii) 1.0%, and (c) after the two-year anniversary of the Closing Date, zero.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Conforming Changes” means with respect to the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the
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Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.
        “Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Corporate Trust Office”: The designated corporate trust office of the Collateral Custodian specified on Annex A or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent.
“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted).
        ~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Credit and Collection Policy”: The written credit policies and procedures manual of the Collateral Manager set forth on Schedule IV, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.1(h).
        “Daily Simple SOFR”: For any day~~, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~ (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark
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Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Daily Simple SOFR in no event shall be less than the Floor.
“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.
“Default Right” means the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Loan”: Any Loan with respect to which:
(a)    a payment default under such Loan (after giving effect to any applicable grace or cure periods in accordance with the Underlying Instruments, but in any case not to exceed five (5) Business Days) has occurred and is continuing;
(b)    a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Loan, without regard to any grace period applicable thereto, or waiver or forbearance thereof; provided that, both debt obligations are full recourse obligations;
(c)    an Insolvency Event has occurred and is continuing with respect to the related Obligor;
(d)    such Loan has (i) a rating (as published by S&P) of “CC” or below, (ii) a rating (as published by S&P) of “SD” or (iii) a rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;
(e)    such Loan is pari passu in right of payment as to the payment of principal and/or interest to another outstanding debt obligation of the same Obligor (provided that both the Loan and such other debt obligation are full recourse obligations of the Obligor) that has (i) a rating (as published by S&P) of “CC” or below, (ii) a rating (as published by S&P) of “SD” or (iii) a rating (as published by Moody’s) of “D” or “LD,” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s unless such Obligor is not currently in reorganization or bankruptcy;
(f)    a default under such Loan has occurred, together with the election by any Person or group of Persons authorized to exercise any rights or remedies by the applicable Underlying Instruments (including, without limitation, any Loan Party) to enforce any of their respective rights or remedies (including, without limitation, acceleration of the Loan) pursuant to the applicable Underlying Instruments, and such election has not been discontinued or waived; or
(g)    the Collateral Manager has, in its reasonable commercial judgment, otherwise declared such debt obligation to be a “Defaulted Loan”.
“Delayed Draw Loan”: A Loan that requires one or more future advances to be made by a Loan Party and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that, such Loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.
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“Determination Date”: The last day of each calendar month; provided that, with respect to the Termination Date, the Determination Date shall be the Termination Date.
“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).
“Discretionary Sale”: The meaning specified in Section 2.14(b).
“Discretionary Sale Date”: With respect to any Discretionary Sale, the Business Day on which such Discretionary Sale occurs.
        “Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which Dollars are being offered to such Lender does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain Dollars to make, fund or maintain any Advance; provided that if the circumstances described above have arisen and such circumstances are unlikely to be temporary then no Disruption Event shall have been deemed to occur and a Benchmark Transition Event shall have occurred.

        “Distressed Loan”: Any Loan (a) incurred pursuant to Underlying Instruments governing the issuance of Indebtedness of the related Obligor having an aggregate principal amount (whether drawn or undrawn) of less than $350,000,000 at the time of issuance, (b) with respect to which the EBITDA of the related Obligor set forth on the most recently delivered financial statements is less than $75,000,000 and (c) either (i) for which bid side prices cannot be obtained from at least two Independent broker-dealers or (ii) for which the average bid-side prices obtain from Independent broker-dealers is less than 80% (expressed as a percentage of par) or (d) that has a S&P rating of “CCC+” or lower or a Moody’s rating of “Caa1” or lower.
“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.
    ~~“Early Opt-in Election”: If the then-current Benchmark is the LIBOR Rate, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBOR Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the related Underlying Instruments, and in any case that “EBITDA”, “Adjusted EBITDA” or such
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comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Loan and any parent or subsidiary that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the applicable Loan Party and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.
“Eligible Loan”: Each Loan (A) for which the Administrative Agent and the Collateral Custodian have received (or, in accordance with clause (b) of the definition of “Required Loan Documents”, the Collateral Custodian will receive) the related Required Loan Documents; (B) that is an SLF Acquired Loan or has been approved by the Administrative Agent in its sole discretion on or prior to the date of the related Transaction; and (C) that satisfies each of the following eligibility requirements (unless either (x) such Loan is an SLF Acquired Loan that was failing any such criteria as of the Closing Date or (y) the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan):
(a)such Loan is a Broadly Syndicated Loan or a Small Broadly Syndicated Loan;
(b)such Loan is denominated and payable only in Dollars in the United States and does not permit the currency in which such Loan is payable to be changed;
(c)the acquisition of such Loan will not cause the applicable Loan Party or the pool of Collateral to be required to register as an investment company under the 1940 Act;
(d)such Loan does not constitute a DIP Loan;
(e)the primary Underlying Asset for such Loan is not real property;
(f)such Loan is in the form of and is treated as indebtedness of the related Obligor for United States federal income tax purposes and is not a United States real property interest as defined under Section 897 of the Code;
(g)such Loan is not a Defaulted Loan;
(h)such Loan and any Underlying Assets comply in all material respects with all Applicable Laws;
(i)such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the applicable Loan Party and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties;
(j)such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s payment obligations thereunder are absolute and unconditional without any
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right of rescission, setoff, counterclaim or defense for any reason against the Loan Parties or any assignee thereof;
(k)such Loan (i) was purchased and re-underwritten by the Loan Parties in accordance with the Credit and Collection Policy and (ii) is fully documented;
(l)(i) the applicable Loan Party has good and marketable title to, and is the sole owner of, such Loan, and (ii) the applicable Loan Party has granted to the Administrative Agent a valid and perfected first-priority (subject to Permitted Liens) security interest in the Loan and Underlying Instruments, for the benefit of the Secured Parties;
(m)such Loan, and any payment made with respect to such Loan, is not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;
(n)all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan have been duly obtained, effected or given and are in full force and effect;
(o)as of the date such Loan becomes part of the Collateral, such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the applicable Loan Party, and neither the sale, transfer or assignment of such Loan to the applicable Loan Party, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes in any material respect any Applicable Law or any contractual or other restriction, limitation or encumbrance binding on the applicable Loan Party;
(p)such Loan requires the related Obligor to pay customary maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related, underlying collateral of such Loan;
(q)such Loan has an original term to stated maturity that does not exceed eight (8) years;
(r)the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from obtaining all necessary information with regard to such Loan, so long as the Administrative Agent or such Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;
(s)such Loan requires (i) periodic payments of accrued and unpaid interest in cash (x) in a minimum amount of (A) if such Loan has a floating interest rate based on ~~LIBOR~~the Benchmark, such ~~LIBOR~~Benchmark rate plus 2% per annum, (B) if such Loan has a floating interest rate based on the Prime Rate, the Prime Rate or (C) if such Loan has a fixed interest rate, 6% per annum and (y) on a current basis no less frequently than quarterly and (ii) a fixed amount of principal payable in cash no later than its stated maturity;
(t)the Obligor with respect to such Loan is an Eligible Obligor and the acquisition of such Loan would not cause the sum of the Adjusted Borrowing Values of all Eligible Loans made to Obligors organized or incorporated outside of the United States (or any State thereof) to exceed the greater of (i) 10% of the Adjusted Borrowing Values of all Eligible Loans as of such date and (ii) $20,000,000;
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(u)the acquisition of such Loan would not cause the sum of the Adjusted Borrowing Values of all Eligible Loans that are fixed rate loans to exceed the greater of (i) 10% of the Adjusted Borrowing Values of all Eligible Loans as of such date and (ii) $20,000,000;
(v)if such Loan is a registration-required obligation within the meaning of Section 163(f)(2) of the Code, such Loan is Registered;
(w)such Loan is not a participation interest;
(x)all information provided by the applicable Loan Party or the Collateral Manager with respect to the Loan is true, correct and complete in all material respects as of the date such information is provided;
(y)such Loan (A) is not an Equity Security and (B) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;
(z)such Loan does not constitute Margin Stock;
(aa)unless such Loan is a Delayed Draw Loan, such Loan does not require the applicable Loan Party to make advances in respect of such Loan at any time after the applicable Loan Party’s purchase of such Loan; provided that, if such Loan is a Delayed Draw Loan, the acquisition of such Loan would not cause the Aggregate Unfunded Exposure Amount to exceed the greater of (i) 10% of the Adjusted Borrowing Values of all Eligible Loans as of such date and (ii) $20,000,000;
(ab)the acquisition of such Loan would not cause the sum of the Outstanding Balances of all Small Broadly Syndicated Loans (excluding any SLF Acquired Loan) to exceed 15% of the Outstanding Balances of all Eligible Loans; and
(ac)such Loan satisfies such other eligibility criteria as may be mutually agreed upon by the Administrative Agent and the applicable Loan Party prior to the applicable Advance Date.
For purposes of determining compliance with clause (B) of the definition of “Eligible Loan,” each Loan included in the Loan List set forth on Schedule III hereto as of the Closing Date shall be deemed to be approved by the Administrative Agent.
“Eligible Obligor”: Any Obligor:
(a)that is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;
(b)that is not a Governmental Authority;
(c)that, as of the date the related Loan becomes part of the Collateral, is not an Affiliate of any Loan Party, any Equityholder or the Collateral Manager;
(d)that is organized or incorporated in (i) the United States (or any State thereof), (ii) Canada (or any Province thereof) or (iii) if approved in writing by the Administrative Agent in its sole discretion, any other country;
(e)that is not the subject of an Insolvency Event and, as of the date on which such Loan becomes part of the Collateral, such Obligor has not, to the applicable Loan Party’s knowledge after completion of customary due diligence, experienced a material adverse change in its financial condition; and
(f)where the sum of the Adjusted Borrowing Values of all Eligible Loans made to such Obligor (including any Affiliate thereof) does not exceed $10,000,000 unless the related Loan is an SLF Acquired Loan; provided that, the sum of the Adjusted Borrowing Values of all Eligible Loans made to up to ten (10) Obligors (including
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Obligors with respect to SLF Acquired Loans) may be up to $15,000,000 for each such Obligor; and
(g)other than with respect to any SLF Acquired Loans that, as of the date the related Loan becomes part of the Collateral, has public facility ratings of at least (i) “B3” from Moody’s and (ii) “B-” from S&P.
For purposes of determining whether any Loan is made to an Eligible Obligor, all Eligible Loans included as part of the Collateral or to be transferred to the Collateral, the Obligor of which is an Affiliate of another Obligor, shall be aggregated with all Eligible Loans of such Affiliate Obligor; for example, if Corporation A is an Affiliate of Corporation B, and the sum of the Outstanding Balances of all of Corporation A’s Eligible Loans included as part of the Collateral constitutes 10% of the Outstanding Balances of all Eligible Loans and the sum of the Outstanding Balances of all of Corporation B’s Eligible Loans included as part of the Collateral constitutes 10% of the Outstanding Balances of all Eligible Loans, the combined Obligor concentration for Corporation A and Corporation B would be 20%.
“Equityholders”: SkyKnight Income Alpha, LLC and the BDC.
“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by a Loan Party as a Loan and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by such Loan Party as a Loan.
        “Erroneous Payment”: The meaning specified in Section 11.10(a).
        “Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.10(d).
        “Erroneous Payment Return Deficiency”: The meaning specified in Section 11.10(d).
“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.
“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Loan Party, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Loan Party.
~~“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent of a determination by such Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent of the inability of such Lender, as applicable, to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.~~
“Event of Default”: The meaning specified in Section 9.1.
“Excepted Persons”: The meaning specified in Section 12.13(a).
“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the
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reimbursement of payment by a Loan Party of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets.
“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any withholding Taxes imposed under FATCA.
“Existing Facilities”: (i) The revolving credit facility evidenced by the Loan and Security Agreement, dated as of June 17, 2014, as amended from time to time prior to the date hereof, by and among New Mountain Finance Corporation, as collateral manager, NMFC Senior Loan Program I LLC, as borrower, the lenders party thereto, Wells Fargo, as administrative agent, and Wells Fargo, as collateral custodian, and (ii) the revolving credit facility evidenced by the Loan and Security Agreement, dated as of April 12, 2016, as amended from time to time prior to the date hereof, by and among New Mountain Finance Corporation, as collateral manager, NMFC Senior Loan Program II LLC, as borrower, the lenders party thereto, Wells Fargo, as administrative agent, and Wells Fargo, as collateral custodian.
“Exposure Amount Shortfall”: The meaning specified in Section 2.2(e).
“Facility Amount”: $370,000,000, as such amount may be increased to $400,000,000 upon the request of the Borrower with the consent of the Administrative Agent and each Lender in their respective sole discretion, as such amount may vary from time to time pursuant to Sections 2.1(c) and 2.3 hereof; provided that on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.
“Facility Maturity Date”: The two-year anniversary of the Revolving Period End Date.
“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.
“Federal Funds Rate”: For any day, a per annum rate equal to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent for such day (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.
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“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.
“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“Fitch”: Fitch Ratings, Inc. or any successor thereto.

        “Floor”: ~~The benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBOR Rate.~~A rate of interest equal to 0.0%.
“Foreign Lender”: A Lender that is not a U.S. Person.
“Funding Date”: With respect to any Advance, the Business Day following the Business Day of receipt by the Administrative Agent and Lender of a Funding Notice and other required deliveries in accordance with Section 2.2.
“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.
“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.
“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
        “Guaranteed Amounts”: The meaning specified in Section 13.1(a).
        “Guarantor Subsidiaries”: The meaning specified in the Preamble.
“Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one (1) month instruments, “Aa2” and “P-1” for three (3) month instruments, “Aa3” and “P-1” for six (6) month instruments and “Aa2” and “P-1” for instruments with a term in excess of six (6) months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.
“Increased Costs”: Any amounts that an Affected Party has notified the Borrower pursuant to Section 2.12(d) are required to be paid by any Loan Party to an Affected Party pursuant to Section 2.12.
“Indebtedness”: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment
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thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above.
“Indemnified Amounts”: The meaning specified in Section 10.1(a).
“Indemnified Parties”: The meaning specified in Section 10.1(a).
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person (other than the payment of any amounts as compensation for actual services rendered), and (b) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.
“Independent Manager”: The meaning specified in Section 4.1(t)(xxv).
“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.
“Ineligible Assignee”: Any private investment company, investment firm, investment partnership, private equity fund or other private equity investment vehicle.
“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.
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“Interest”: For each Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula:
IR x P x 1
     D
where:

IR	=	the Interest Rate for such day;
P	=	the Advances Outstanding on such day; and
D	=	360 days (or, to the extent the Interest Rate for such day is determined pursuant to the proviso of the definition thereof, 365 or 366 days, as applicable).
provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
“Interest Collections”: All payments of interest, late fees, amendment fees, prepayment fees and waiver fees on Loans and Permitted Investments, including any payments of accrued interest received on the sale of Loans or Permitted Investments and all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition, in each case, received in cash by or on behalf of the Loan Parties or Collateral Custodian; provided that, Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.
“Interest Collection Account”: Collectively, (a) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP IV Interest Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties, (b) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “ NMFC SLP I Interest Collection Account” in the name of the NMFC Senior Loan Program I LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties and (c) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP II Interest Collection Account” in the name of the NMFC Senior Loan Program II LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Interest Rate”: With respect to any day, a rate per annum equal to (a) the ~~LIBOR Rate~~Benchmark (or following a Benchmark Transition Start Date, the applicable Benchmark Replacement) for such day plus (b) the Applicable Spread for such day; provided that, for any day after the occurrence and during the continuance of a ~~Eurodollar~~ Disruption Event, the “Interest Rate” on that portion of the Advances Outstanding owing to the affected Lender shall mean a rate per annum equal to (x) the Base Rate for such day plus (y) the Applicable Spread for such day.
“Intermediary”: A Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Loan Parties or the Collateral Manager.
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“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.
“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.
“IRS”: The United States Internal Revenue Service.

        “ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(b).
“Lenders”: The meaning specified in the Preamble, including Wells Fargo Bank, National Association, and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.1(b).
~~“LIBOR Rate”: For any day, the greater of (x) zero and (y) (a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen LIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of $5,000,000 and for a one-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day.~~
“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.
“Loan”: Any loan made by a commercial bank, an investment bank, investment fund or other financial institution and acquired by any of the Loan Parties; provided that, any such loan is similar to those typically made to a commercial client or syndicated, sold or participated to a commercial bank or institutional loan investor or other financial institution in the ordinary course of business.
“Loan File”: For each Loan, the following documents or instruments:
(a)copies of each of the Required Loan Documents;
(b)to the extent applicable to such Loan, the final copies for any related subordination agreement, intercreditor agreement, or similar instruments, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;
(c)either (i) copies of any financing statements under the UCC, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Collateral Manager to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing.
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“Loan List”: The Loan List provided by the Loan Parties to the Administrative Agent and the Collateral Custodian, in the form of Schedule III hereto, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.
“Loan Parties”: Collectively, the Borrower and the Guarantor Subsidiaries.
“Loan Party LLC Agreement”: (a) With respect to the Borrower, the first amended and restated limited liability company agreement of the Borrower, dated as of May 5, 2021, (b) with respect to NMFC Senior Loan Program I LLC, the first amended and restated limited liability company agreement of NMFC Senior Loan Program I LLC, dated as of December 11, 2020, as amended by amendment no. 1 thereto, dated as of May 5, 2021 and (c) with respect to NMFC Senior Loan Program II LLC, the limited liability company agreement of NMFC Senior Loan Program II LLC, dated as of March 9, 2016, as amended by amendment no. 1 thereto, dated as of May 5, 2021, in each case as the same may be amended, restated, modified or supplemented from time to time.
“Majority Equityholder”: The Equityholder, if any, that holds more than 50% of the issued and outstanding limited liability company interests of the Borrower.
“Margin Stock”: “Margin Stock” as defined under Regulation U.

        “Market Value”: With respect to any Loan as of any date of determination, the price (expressed as a percentage of par) as of the immediately preceding Measurement Date (or, if such date is a Measurement Date, as of such date) determined in the following:

    (a)    by using the bid-side quote determined by any of Loan Pricing Corporation, MarkIt Partners or any other nationally recognized loan pricing service or broker quote selected by the Collateral Manager and approved in writing by the Administrative Agent; provided that, if such Loan is a Distressed Loan or if the Administrative Agent reasonably determines that any such quote is not current or accurate, the Lender may reject such quote; or

    (b)    if the value of a Loan is not determined in accordance with clause (a) above (either because no bid-side quote is available or the Administrative Agent reasonably rejects one or more loan pricing services or reasonably rejects any such quote) and the Loan is not a Distressed Loan, by using the average of the bid-side quotes determined by three Independent broker dealers active in the trading of such asset; or

        (i)    if only two such bids can be obtained, the average of the bid-side quotes of such two bids; or

        (ii)    if only one bid can be obtained, such bid;

    provided that, if the Administrative Agent reasonably determines that the quote of any such Independent broker dealer is not current or accurate, the Administrative Agent may reject such quote; or

    (c)     if the value of a Loan is not determined in accordance with clause (a) or (b) above (ether because no bid-side quote is available or the Administrative Agent reasonably rejects one or more bid-side quotes), or if such Loan is a Distressed Loan, by using the value assigned by the Administrative Agent in a notice thereof sent to the Collateral Manager, each Equityholder and the Collateral Custodian; provided that, on any Business Day, the Borrower may request in writing, with respect to any Loan a reevaluation of such Market Value, and upon such request the Administrative Agent may reevaluate the Market Value of such Loan in its sole discretion.
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“Material Action”: The meaning specified in the applicable Loan Party LLC Agreement.
“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of a Loan Party, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Loan Parties or the Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’, lien on the Collateral.
“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan executed or effected on or after the date on which the applicable Loan Party acquired such Loan that:
(a)(i) reduces, delays or waives any or all of the principal amount of such Loan as and when due or (ii) extends or delays (A) the stated maturity date of such Loan or (B) the required or scheduled amortization for such Loan (including any scheduled or required excess cash flow sweeps), and such delay or extension or delay has not been approved by the Lender in its sole discretion;
(b)waives one or more interest payments, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any such waiver that occurs without any further action in accordance with the terms of the applicable Underlying Instrument);
(c)contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan;
(d)substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Loan, and each such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan; or
(e)amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio” or “Cash Interest Coverage Ratio” (or any respective comparable definition in its Underlying Instruments) or the definition of any component thereof in a manner that (including any adjustment to EBITDA or any similar definition), in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (e).
“Measurement Date”: Each of the following: (i) the Closing Date; (ii) each date on which a Value Adjustment Event occurs; (iii) each Determination Date; (iv) the date of each Transaction and (v) the date of each Discretionary Sale.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Loan Parties or any ERISA Affiliate on behalf of its employees.
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“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the applicable Loan Party and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments.
“Non-Usage Fee”: A fee with respect to each Accrual Period in an amount equal to the sum for each day during such Accrual Period of (x) the product of (a) the Unused Facility Amount as of the close of business on such day multiplied by (b) the Non-Usage Fee Rate with respect to such day, divided by (y) 365.
“Non-Usage Fee Rate”: For each day (a) prior to the three-month anniversary of the Closing Date, 0.00%, and (b) thereafter, (i) 0.50% on the first $40,000,000 of the Unused Facility Amount and (ii) 1.25% on the portion of the Unused Facility Amount in excess of $40,000,000.
“Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement.
“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Loan Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Loan Parties to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian or to the Lenders that are required to be paid by the Loan Parties pursuant to the terms of the Transaction Documents) or otherwise.
“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof.
“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.
        “Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.
“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.
“Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the later of (a) the date of the related Approval Notice and (b) the date of the most recent Value Adjustment Event with respect to such Loan.
“Original Net Senior Leverage Ratio”: With respect to any Loan, the Net Senior Leverage Ratio for such Loan on the later of (a) the date of the related Approval Notice and (b) the date of the most recent Value Adjustment Event with respect to such Loan.
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“Other Connection Taxes”: With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).
“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” With respect to any Loan as of any date of determination, the outstanding principal balance of any advances or loans made by the Loan Parties to the related Obligor pursuant to the related Underlying Instruments as of such date of determination (exclusive of any interest and Accreted Interest).
“Participant Register”: The meaning specified in Section 12.16(b).
“Payment Date”: (a) Subject to the following clause (b), the fifteenth (15th) calendar day of each January, April, July and October, or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2021, or (b) with respect to payments to be made pursuant to Section 2.8, the fifteenth (15th) day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day.
“Payment Duties”: The meaning specified in Section 7.2(b)(iv).

        “Payment Recipient”: The meaning specified in Section 11.10(a).

“Pension Plans”: The meaning specified in Section 4.1(w).
“Permitted Capital Contributions”: Capital contributions by the Borrower to any Guarantor Subsidiaries with proceeds that are available to the Borrower for either paying expenses or making distributions, which are used by such Guarantor Subsidiaries to pay any expenses or liabilities of such Guarantor Subsidiaries.
“Permitted Investments”: Negotiable instruments or securities or other investments (which may include obligations, deposits, instruments, investments and securities of or with the Collateral Custodian or any Affiliate of the Collateral Custodian, or of or with issuers for which the Collateral Custodian or an Affiliate of the Collateral Custodian provides services or receives compensation) (i) that, except in the case of time deposits and investments in money market funds, are represented by instruments in registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) that, as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, (iii) that have payments thereon to the Loan Parties that are not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis and (iv) that evidence:
(a)direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);
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(b)demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from any Rating Agency in the Highest Required Investment Category granted by such Rating Agency;
(c)commercial paper, or other short-term obligations, having, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by any Rating Agency;
(d)demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”; or
(e)time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the applicable Loan Party’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each of Moody’s, S&P and Fitch (if rated by Fitch);
provided that, notwithstanding the foregoing clauses (a) through (e), unless the Loan Parties and the Collateral Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Loan Parties or the Collateral Manager to the Collateral Custodian (on which the Collateral Custodian may rely) that the advice specified in this definition has been received by the Loan Parties and the Collateral Manager), on and after the date required for conformance with the Volcker Rule (or such later date as may be determined by the Loan Parties and the Collateral Manager based upon such advice), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Custodian shall have no obligation to oversee or monitor compliance with the foregoing.
“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as bank’s, securities intermediary’s, materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.
“Person”: An individual, partnership, corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.
“Prime Rate”: The rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.
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“Principal Collections”: All amounts received by the Loan Parties or the Collateral Custodian in respect of the Loans, Permitted Investments and Equity Securities that are not Interest Collections to the extent received in cash by or on behalf of the Loan Parties or the Collateral Custodian.
“Principal Collection Account”: Collectively, (a) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP IV Principal Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties, (b) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “ NMFC SLP I Principal Collection Account” in the name of the NMFC Senior Loan Program I LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties and (c) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP II Principal Collection Account” in the name of the NMFC Senior Loan Program II LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the amount of the Commitment of (or, after the Revolving Period End Date, the Advances Outstanding owing to) such Lender (as determined pursuant to the definition of Commitment) by the Facility Amount.
“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.
“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the applicable Loan Party for such Loan (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the principal balance of such Loan outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that, if the ratio of clause (i) to clause (ii) above with respect to a Loan acquired by a Loan Party in the secondary market is equal to 97% or higher, such Loan shall be deemed to have a Purchase Price of 100%.
“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.
“Rating Agency”: Each of S&P, Fitch and Moody’s.
“Recipient”: (a) The Administrative Agent, and (b) any Lender, as applicable.
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        ~~“Reference Time”: With respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Rate, 11:00 a.m. (London time) on the day that is two (2) London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.~~
“Register”: The meaning specified in Section 12.16(b).
“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the United Sates Treasury Regulations.
“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor regulation.
“Reinvestment”: The meaning specified in Section 2.14(a).
“Reinvestment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 3.2(a) in respect of any Reinvestment under Section 2.14(a), in the form of Exhibit A-3.
        “Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body”: The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio or Cash Interest Coverage Ratio, as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that, with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant Underlying Instruments, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.
“Repayment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 2.3 in respect of any reduction in the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A-2.
“Reportable Event”: The meaning specified in Section 4.1(w).
“Reporting Date”: The date that is the second Business Day prior to the fifteenth (15th) calendar day of each calendar month, with the first Reporting Date occurring in June 2021.
“Required Advance Reduction Amount”: As of any Measurement Date, an amount equal to the greater of (a)(i) Advances Outstanding on such day minus (ii) the Borrowing Base on such day and (b) zero.
“Required Lenders”: The Lenders representing an aggregate of more than 50% of (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (b) thereafter, the outstanding Advances; provided that, for the purposes of determining the Required Lenders, in the event that a Lender fails to provide funding for an Advance hereunder for which all conditions precedent have been satisfied, such Lender, as applicable, shall not constitute a Required Lender hereunder
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(and the Commitment of such Lender, as applicable, shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained).
“Required Loan Documents”: For each Loan, the following documents or instruments:
(a)(1) a copy of each related executed promissory note (if any) or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the applicable Loan Party in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the applicable Loan Party), or (2) if such promissory note is not issued in the name of such Loan Party, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof directly to such Loan Party and from such Loan Party in blank; and
(b)to the extent applicable for the related Loan, copies of the executed (a) guaranty, (b) credit agreement, (c) loan agreement, (d) note purchase agreement, (e) sale and servicing agreement, (f) acquisition agreement (or similar agreement) and (g) security agreement; provided that, to the extent that final copies of the foregoing documents are not available as of the related Funding Date, the latest available draft copies with the final copies to be delivered within ten (10) Business Days after such Funding Date.
“Required Minimum Equity Amount”: On any day, the greater of (x) $50,000,000 and (y) the Adjusted Borrowing Values of the Eligible Loans of the five (5) largest Obligors forming part of the Collateral.
“Required Reports”: Collectively, the Borrowing Base Certificate, financial statements of Obligors and the Majority Equityholder and the annual statements as to compliance and the annual Independent public accountant’s report.
“Responsible Officer”: With respect to any Person, any duly authorized officer, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Loan Parties now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Loan Parties; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Loan Parties now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Loan Parties now or hereafter outstanding.
        “Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.
“Review Criteria”: The meaning specified in Section 7.2(b)(i).
“Revolving Period”: The period commencing on the Closing Date and ending on the day preceding the earlier to occur of the Revolving Period End Date or the Termination Date.
“Revolving Period End Date”: The earliest to occur of (a) the three-year anniversary of the Closing Date and (b) the date of the declaration of the Revolving Period End Date pursuant to Section 9.2(a).
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“Revolving Period Termination Date”: The date of the declaration of the Termination Date pursuant to Section 9.2(a).
“RIC”: A Person that qualifies as a “regulated investment company” within the meaning of Section 851(a) and Section 851(b) of the Code and that is taxable under Section 852(b) of the Code by reason of having satisfied the conditions contained in Section 852(a) of the Code.
“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Loan Parties, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale.
        “Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Loan Party, the Collateral Manager, any Equityholder or any of their respective Subsidiaries.

        “Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.
“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.
“Secured Party”: (i) Each Lender, (ii) the Administrative Agent and (iii) the Collateral Custodian.
“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.
“Securities Account Control Agreement”: (a) The Account Control Agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and Wells Fargo, as the Collateral Custodian and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time, (b) the Account Control Agreement, dated as of the date hereof, among NMFC Senior Loan Program I, LLC, as the pledgor, the Administrative Agent and Wells Fargo, as the Collateral Custodian and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time and (c) the Account Control Agreement, dated as of the date hereof, among the NMFC Senior Loan Program II LLC, as the pledgor, the Administrative Agent and Wells Fargo, as the Collateral Custodian and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time
“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Intermediary”: A Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.
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“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.
“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.
“Senior Collateral Management Fee”: With respect to any Payment Date, an amount equal to (i) the product of (a) the sum of (x) the Outstanding Balances of all Eligible Loans as of the immediately preceding Determination Date and (y) the Outstanding Balances of all Eligible Loans as of the Determination Date immediately preceding the prior Payment Date (or in the case of the initial Payment Date, the Outstanding Balances of all Eligible Loans as of Determination Date immediately preceding such Payment Date) and (b) 0.50 multiplied by (ii) a per annum rate equal to 0.20%.

        “SLF Acquired Loan”: A Loan owned by either NMFC Senior Loan Program I LLC or NMFC Senior Loan Program II LLC as of the Closing Date.

        “Small Broadly Syndicated Loan”: Any Loan (a) that meets the definition of Broadly Syndicated Loan with the exception of clauses (c) and (d) of such definition, (b) that, at the time of its issuance, was incurred pursuant to Underlying Instruments governing the issuance of Indebtedness of the related Obligor having an aggregate principal amount (whether drawn or undrawn) of at least $250,000,000 and (c) whose Obligor has EBITDA of at least $50,000,000 at the time of its issuance for the twelve months immediately prior to the acquisition of such Loan by the applicable Loan Party.
        “SOFR”: ~~With respect to any Business Day, a~~A rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
        “SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: The website of the ~~Federal Reserve Bank of New York~~SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“Special Purpose Provision”: The meaning specified in the applicable Loan Party LLC Agreement.
“Structuring Fee”: The meaning specified in Section 2.11(b).
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“Subordinated Collateral Management Fee”: With respect to any Payment Date, an amount equal to (i) the product of (a) the sum of (x) the Outstanding Balances of all Eligible Loans as of the immediately preceding Determination Date and (y) the Outstanding Balances of all Eligible Loans as of the Determination Date immediately preceding the prior Payment Date (or in the case of the initial Payment Date, the Outstanding Balances of all Eligible Loans as of Determination Date immediately preceding such Payment Date) and (b) 0.50 multiplied by (ii) a per annum rate equal to 0.25%.
“Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
    ~~“Term SOFR”: For the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
    ~~“Term SOFR Notice”: A notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~“Term SOFR Transition Event”: The determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.20 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~
“Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(a), (b) the Facility Maturity Date and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).
“Transaction”: The meaning specified in Section 3.2.
“Transaction Documents”: This Agreement, each Securities Account Control Agreement , any Joinder Supplement and the Collateral Custodian Fee Letter.
“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.
“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.
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“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.
“United States”: The United States of America.

        “Unintended Recipient”: The meaning specified in Section 11.10(b)(i).

“Unfunded Exposure Account”: Collectively, (a) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP IV Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties, (b) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP I Unfunded Exposure Account” in the name of the NMFC Senior Loan Program I LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties and (c) a Securities Account created and maintained on the books and records of the Collateral Custodian entitled “NMFC SLP II Unfunded Exposure Account” in the name of the NMFC Senior Loan Program II LLC and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) all standby or contingent commitments associated with such Loan.
“Unfunded Exposure Equity Amount”: On any date of determination, an amount equal to the sum, for each Loan, of (a) the Unfunded Exposure Amount for such Loan minus (b) the product of (i) the Unfunded Exposure Amount for such Loan, (ii) the Advance Rate for such Loan and (iii) the Assigned Value of such Loan.
“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to a Loan Party.
“Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time.
“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
        “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
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“U.S. Tax Compliance Certificate”: The meaning assigned to such term in Section 2.13(g).
“Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Funding Date:
(a)the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) greater than 3.50 and (ii) greater than 0.75 higher than the Original Net Senior Leverage Ratio; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), retroactively adjust the Net Senior Leverage Ratio or the Original Net Senior Ratio for any Loan as determined on the related Funding Date;
(b)the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) less than 1.50 to 1.00 and (ii) less than 85% of the Original Cash Interest Coverage Ratio; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), retroactively adjust the Cash Interest Coverage Ratio for any Loan as determined on the related Funding Date;
(c)such Loan becomes a Defaulted Loan;
(d)the occurrence of a Material Modification with respect to such Loan;
(e)the related Obligor fails to deliver all financial reports and statements required by the related Underlying Instruments; or
(f)such Loan fails to satisfy any of clauses (c), (h), (j) or (l) of the definition of “Eligible Loan”.
“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Wells Fargo”: Wells Fargo Bank, National Association, a national banking association, and its successors and assigns.
“Withholding Agent”: The Loan Parties, the Collateral Custodian and the Administrative Agent.
Section 1.2.Other Terms.
All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
Section 1.3.Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section 1.4.Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a)the singular number includes the plural number and vice versa;
(b)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(c)reference to any gender includes each other gender;
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(d)reference to day or days without further qualification means calendar days;
(e)reference to any time means Charlotte, North Carolina time;
(f)reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;
(g)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
(h)if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;
(i)reference to any delivery or transfer to the Collateral Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian for the benefit of the Administrative Agent on behalf of the Secured Parties; and
(j)unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.
(k)~~the~~The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative ~~or~~, successor ~~rate to the “LIBOR Rate”,~~ or replacement rate ~~thereof~~thereto (including any Benchmark Replacement), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to ~~this Agreement~~Section 12.20, will be similar to, or produce the same value or economic equivalence of, ~~LIBOR Rate~~ or have the same volume or liquidity as ~~did the London interbank offered rate~~, Daily Simple SOFR such Benchmark or any other Benchmark prior to its discontinuance or unavailability~~.~~, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this
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Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II.

THE FACILITY
Section 1.1.Advances.
(a)During the Revolving Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) hereunder pursuant to a Funding Notice, in an aggregate amount up to the Availability as of the proposed Funding Date of the Advance; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Revolving Period End Date or the Termination Date. Following the receipt of a Funding Notice during the Revolving Period, subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance.
(b)The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders and increase the Commitments hereunder; provided that, the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and a representation letter in the form of Exhibit H.
Section 1.2.Procedures for Advances by the Lenders.
(a)Subject to the limitations set forth herein, the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.
(b)No later than 3:00 p.m. on the Business Day prior to the proposed Funding Date, the Borrower (or the Collateral Manager on its behalf) shall deliver:
(i)to the Administrative Agent and the Collateral Custodian a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof;
(ii)to the Administrative Agent a description of the Obligor and the Loan(s) to be funded by the proposed Advance;
(iii)to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered;
(iv)to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice which shall (a) specify the desired amount of such Advance, which amount must be at least equal to $500,000 (or, in the case of any Advance to be applied to fund any draw under a Delayed Draw Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loan(s) to be financed on such Funding Date (including the appropriate file number, Obligor, original loan balance, Outstanding Balance, Assigned Value and Purchase Price for each Loan) and, with respect to any Delayed Draw Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.2(e) and (d) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent and each
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Lender after 3:00 p.m. on the Business Day prior to the Business Day for which such Advance is requested or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent and each Lender at 9:00 a.m. on the next Business Day.
(c)On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) an amount equal to the Availability on such Funding Date.
(d)On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.
(e)Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of a Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested), the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(b) as if the Revolving Period were still in effect and notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Advance to the extent that, after giving effect to such Advance, the Advances Outstanding would exceed the Borrowing Base.
Section 1.3.Reduction of the Facility Amount; Optional Repayments.
(a)The Borrower shall be entitled at its option to terminate the Facility Amount in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs; provided that (i) the Borrower shall provide a Repayment Notice to the Administrative Agent at least one (1) Business Day prior to such termination or reduction; (ii) any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000 and in integral multiples of $500,000 in excess thereof and (iii) in the case of such termination or reduction on or prior to the second anniversary of the Closing Date (other than in connection with (i) a refinancing using the proceeds of any (a) other financing in which the Administrative Agent or an Affiliate thereof holds at least 25% of the aggregate commitments of such replacement or other financing or (b) distributed capital markets offering or (ii) an amendment and restatement of this Agreement), the Borrower shall pay to the Administrative Agent the applicable Commitment Reduction Fee in accordance with Section 2.7 or Section 2.8, as applicable. Any request for a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).
(b)The Borrower shall be entitled at its option, at any time, to reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice to the Administrative Agent at least one (1) Business Day prior to such reduction and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that the Required Advance Reduction Amount is equal to zero) shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver to each Lender (1) instructions to reduce such Advances Outstanding and
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(2) funds sufficient to repay such Advances Outstanding together with all accrued Interest and any Breakage Costs; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay the related accrued Interest and Breakage Costs, if any, in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(b) to the pro rata reduction of the Advances Outstanding, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.
(c)At any time after the nine-month anniversary of the Closing Date and prior to the end of the Revolving Period, the Loan Parties may deliver to the Administrative Agent (which shall promptly deliver the same to the Lenders) a notice requesting that the Revolving Period be extended. Each Lender shall have the right in its sole discretion to approve or deny any such extension request. Upon written notice from the Administrative Agent and each Lender agreeing to such extension, the Revolving Period shall be extended to such date as is approved by each Lender for all purposes hereof (and clause (a) of the definition of “Revolving Period End Date” shall be deemed amended).
Section 1.4.Determination of Interest and Non-Usage Fee.
The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) and the Non-Usage Fee (including any previously accrued and unpaid Non-Usage Fee) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager thereof on the third Business Day prior to such Payment Date.
Section 1.5.[Reserved].
Section 1.6.Principal Repayments.
(a)Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.
(b)At the Borrower’s option in its sole discretion, it may take any of the following actions at any time to reduce the Required Advance Reduction Amount:
(i)depositing Cash into the Principal Collection Account;
(ii)repaying Advances Outstanding in accordance with Section 2.3(b); and/or
(iii)posting additional Eligible Loans as Collateral.
Section 1.7.Settlement Procedures.
(a)On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:
(1)pro rata to (A) the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1)(A), Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $100,000 per annum and (B) the applicable Governmental Authority for any Tax; provided that, the aggregate amount payable pursuant to this
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Section 2.7(a)(1)(B), Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $25,000 per annum;
(2)to the Collateral Manager, in an amount equal to the Senior Collateral Management Fee with respect to such Payment Date and any unpaid Senior Collateral Management Fee with respect to any prior Payment Date;
(3)pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;
(4)pro rata to the Administrative Agent and each Lender, all fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fees and Administrative Expenses, then due to each such Person under this Agreement;
(5)pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero;
(6)pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee;
(7)after the end of the Revolving Period, to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall;
(8)pro rata to each applicable party, to pay all other accrued and unpaid Administrative Expenses and Taxes;
(9)to the Collateral Manager, in an amount equal to the Subordinated Collateral Management Fee with respect to such Payment Date, along with any unpaid Subordinated Collateral Management Fee with respect to any prior Payment Date; and
(10)(A) during a Default, to remain in the Interest Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distributions to the Equityholders).
(b)On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:
(1)to the extent not paid pursuant to Section 2.7(a)(1) or (8), pro rata to (A) the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(A), this Section 2.7(b)(1)(A) and Section 2.8(1)(A) shall not exceed $100,000 per annum and (B) the applicable Governmental Authority for any Tax; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(B), this Section 2.7(b)(1)(B) and Section 2.8(1)(B) shall not exceed $25,000 per annum;
(2)to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager, in an amount equal to the Senior Collateral Management Fee with respect to such Payment Date and any unpaid Senior Collateral Management Fee with respect to any prior Payment Date;
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(3)to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;
(4)to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement;
(5)to the extent not paid pursuant to Section 2.7(a)(5), pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero;
(6)to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee;
(7)during the Revolving Period, as directed by the Collateral Manager, to repay Advances Outstanding and/or to return cash to the Principal Collection Account for application in accordance with Section 2.14(a);
(8)after the end of the Revolving Period and to the extent not paid pursuant to Section 2.7(a)(7), to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall;
(9)after the end of the Revolving Period, to the Lenders to pay the Advances Outstanding;
(10)to the extent not paid pursuant to Section 2.7(a)(8), pro rata to each applicable party to pay all other Administrative Expenses and Taxes;
(11)to the extent not paid pursuant to Section 2.7(a)(9), to the Collateral Manager, in an amount equal to the Subordinated Collateral Management Fee with respect to such Payment Date, along with any unpaid Subordinated Collateral Management Fee with respect to any prior Payment Date; and
(12)(A) during a Default, to remain in the Principal Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholders).
Section 1.8.Alternate Settlement Procedures.
    On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority:
(1)pro rata to (A) the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1)(A), Section 2.7(b)(1)(A) and this Section 2.8(1)(A) shall not exceed $100,000 per annum and (B) the applicable Governmental Authority for any Tax; provided that, the aggregate amount payable pursuant to Section
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2.7(a)(1)(B), Section 2.7(b)(1)(B) and this Section 2.8(1)(B) shall not exceed $25,000 per annum;
(2)to the Collateral Manager, in an amount equal to the Senior Collateral Management Fee with respect to such Payment Date and any unpaid Senior Collateral Management Fee with respect to any prior Payment Date;
(3)pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender;
(4)pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement;
(5)pro rata to the Lenders to pay the Advances Outstanding and any accrued and unpaid Commitment Reduction Fee;
(6)pro rata to each applicable party, to pay all other Administrative Expenses and Taxes;
(7)to the Collateral Manager, in an amount equal to the Subordinated Collateral Management Fee with respect to such Payment Date, along with any unpaid Subordinated Collateral Management Fee with respect to any prior Payment Date; and
(8)any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Equityholders).
Section 1.9.Collections and Allocations.
(a)Collections. The Collateral Manager shall promptly identify any collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Collections received to the appropriate Collection Account within two Business Days after such Collections are received. The Collateral Manager shall include a statement as to the amount of Principal Collections and Interest Collections on deposit on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 5.1(p).
(b)Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.
(c)Initial Deposits. On each Funding Date, the Collateral Manager will instruct the related Obligor to deposit all Collections with respect to Collateral being acquired by the Borrower on such date into the Collection Account.
(d)Investment of Funds. Unless a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be invested in Permitted Investments selected by the Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the Collateral Manager); provided that, if a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the
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Administrative Agent (or pursuant to standing instructions provided by the Administrative Agent). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).
(e)Unfunded Exposure Account.
(i)Amounts on deposit in the Unfunded Exposure Account may be withdrawn (A) by the Collateral Custodian pursuant to Section 2.9(e)(ii) to fund any draw requests of the relevant Obligors under any Delayed Draw Loan or (B) if the amount on deposit in the Unfunded Exposure Account exceeds the Aggregate Unfunded Exposure Amount, by the applicable Loan Party (or the Collateral Manager on such Loan Party’s behalf) to make a deposit into the Principal Collection Account to the extent of such excess.
(ii)After the end of the Revolving Period, any draw request made by an Obligor under a Delayed Draw Loan, along with wiring instructions for the applicable Obligor, shall be forwarded by the Collateral Manager (on the Borrower’s behalf) to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account. Upon receipt of, and in accordance with, such instruction, the Collateral Custodian shall fund such draw request directly from the Unfunded Exposure Account.
(f)For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Accounts is legally owned by the Loan Parties (and beneficially owned by the Loan Parties or the Equityholders). The Loan Parties are required to provide to Wells Fargo, in its capacity as Collateral Custodian (i) an IRS Form W-9 for itself or for its sole owner for U.S. federal tax purposes, as applicable, no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Collateral Custodian as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Collateral Custodian to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Loan Parties. The Loan Parties are further required to report to the Collateral Custodian comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. Wells Fargo, both in its individual capacity and in its capacity as Collateral Custodian, shall have no liability to the Loan Parties or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the applicable Loan Party’s failure to timely provide an accurate, correct and complete IRS Form W-9 for itself or for its sole owner for U.S. federal tax purposes, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Custodian having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.
Section 1.10.Payments, Computations, Etc.
(a)Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Loan Parties or the Collateral Manager hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Loan Parties or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts (other than the Advances) not paid or deposited when due hereunder at 5.25% per annum above the Prime Rate, payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect
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to the Base Rate and the Non-Usage Fee, which shall each be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.
(b)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.
(c)If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance, but excluding the Applicable Spread.
Section 1.11.Fees.
(a)The Collateral Manager on behalf of the Loan Parties shall pay or cause to be paid in accordance with Sections 2.7 and 2.8, quarterly in arrears, the applicable Non-Usage Fee.
(b)The Loan Parties shall pay or cause to be paid to the Administrative Agent a structuring fee (the “Initial Structuring Fee”) on the Closing Date, a fee in an amount equal to the product of (x) $370,000,000 and (y) 0.75%;
(c)The Loan Parties shall pay or cause to be paid to the Administrative Agent a structuring fee (together with the Initial Structuring Fee, the “Structuring Fee”) on the date on which the Facility Amount is increased to $400,000,000 in accordance with the definition of “Facility Amount”, a fee in an amount equal to the product of (x) $30,000,000 and (y) 0.75%, pro-rated for the remaining portion of the Revolving Period as of such date;
(d)The Collateral Custodian shall be entitled to receive the Collateral Custodian Fee in accordance with Sections 2.7 and 2.8.
(e)The Loan Parties shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent on the Closing Date, its reasonable estimated fees and out-of-pocket expenses through the Closing Date, and shall pay all additional reasonable fees and out-of-pocket expenses of Cadwalader, Wickersham & Taft LLP required to be paid by the Loan Parties hereunder and on the immediately following Payment Date after its receipt of an invoice therefor in accordance with the terms of Section 2.7 or 2.8, as applicable.
Section 1.12.Increased Costs; Capital Adequacy; Illegality.
(a)If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) subject any Affected Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or
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credit extended by, any Affected Party or (c) impose any other condition (other than Taxes) affecting the ownership interest in the Collateral conveyed to the Lenders hereunder or any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Loan Parties shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.
(b)If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Loan Parties shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.
(c)If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Affected Party, the Loan Parties shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.
(d)In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.
(e)If a ~~Eurodollar~~ Disruption Event as described in clause (a) of the definition of “~~Eurodollar~~ Disruption Event” with respect to any Lender occurred, such Lender shall in turn so notify the Loan Parties, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the ~~LIBOR Rate~~Benchmark shall immediately be converted into Advances Outstanding in respect of which Interest accrues at the Base Rate in accordance with the definition of “Interest Rate”.
(f)Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Loan Parties shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Loan Parties of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.
(g)Each Lender agrees that it will take such commercially reasonable actions as the Loan Parties may reasonably request that will avoid the need to pay, or reduce the amount
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of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that, no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender. In no event will the Loan Parties be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which Lenders provide financing.
Section 1.13.Taxes.
(a)Defined Terms. For purposes of this Section 2.13, the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to this Section 2.13, the Loan Parties
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shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Loan Parties, the Collateral Custodian and the Administrative Agent, at the time or times reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent as will enable the Loan Parties, the Collateral Custodian or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing:
(1)any Lender that is a U.S. Person shall deliver to the Loan Parties and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties, the Collateral Custodian or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties, the Collateral Custodian or the Administrative Agent), whichever of the following is applicable:
i.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii.executed copies of IRS Form W-8ECI;
iii.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance
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Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or
iv.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties, the Collateral Custodian or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties, the Collateral Custodian or the Administrative Agent to determine the withholding or deduction required to be made; and
(4)if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties, the Collateral Custodian and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Parties, the Collateral Custodian or the Administrative Agent as may be necessary for the Loan Parties, the Collateral Custodian and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties, the Collateral Custodian and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant
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Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Section 1.14.Reinvestments and Discretionary Sales.
(a)Reinvestment. On the terms and conditions hereinafter set forth, prior to the Facility Maturity Date, the Loan Parties may withdraw funds on deposit in the Principal Collection Account for the following purposes:
(i)solely in the case of the Borrower and prior to the Revolving Period End Date, to reinvest such funds in Eligible Loans to be pledged hereunder (each, a “Reinvestment”), so long as all applicable conditions precedent set forth in Section 3.2 have been satisfied; or
(ii)to repay the Advances Outstanding, subject to the terms of Section 2.3(b).
Upon the satisfaction of the applicable conditions set forth in this Section 2.14(a) (as certified in writing by the applicable Loan Party to the Administrative Agent and the Collateral Custodian), the Collateral Custodian will release funds from the Principal Collection Account to the applicable Loan Party in an amount equal to the lesser of (A) the amount requested by the applicable Loan Party and (B) the amount on deposit in the Principal Collection Account on such day.
(b)Discretionary Sales. Upon not less than one Business Day’s prior written notice to the Administrative Agent (with a copy to the Collateral Custodian), the Loan Parties shall be permitted to sell Loans (each, a “Discretionary Sale”) subject to the following conditions:
(i)no Collateral Manager Default or Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Collateral Manager Default, Default or Event of Default shall have occurred;
(ii)immediately after giving effect to such Discretionary Sale, the Required Advance Reduction Amount shall be (x) zero or (y) subject to the prior consent of the Administrative Agent (in its sole discretion), an amount less than the Required Advance Reduction Amount immediately prior to giving effect to such Discretionary Sale;
(iii)the Borrower shall have delivered a Borrowing Base Certificate to the Administrative Agent;
(iv)such Discretionary Sale shall be made by the Collateral Manager, on behalf of the applicable Loan Party, to an unaffiliated third party purchaser in a transaction (i) reflecting arms-length market terms and (ii) in which such Loan Party makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than that such Loan Party has good title thereto, free and clear of all
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Liens and has the right to sell the related Loan), provided that, each Loan Party may make a Discretionary Sale to an Affiliate of the Borrower with the prior written consent of the Administrative Agent in its sole discretion;
(v)on the related Discretionary Sale Date, the Administrative Agent, each Lender and the Collateral Custodian, as applicable, shall have received, as applicable, in immediately available funds, an amount equal to the sum of (a) an amount sufficient to reduce the Advances Outstanding such that, after giving effect to the transfer of the Loans that are the subject of such Discretionary Sale, the Required Advance Reduction Amount will be equal to zero plus (b) an amount equal to all unpaid Interest then due and owing to the extent reasonably determined by the Administrative Agent and the Lenders to be attributable to that portion of the Advances Outstanding to be repaid in connection with the Discretionary Sale plus (c) an aggregate amount equal to the sum of all other Obligations due and owing to the Administrative Agent, each applicable Lender, the Affected Parties and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents;
(vi)on the related Discretionary Sale Date, the proceeds (net of (x) amounts payable pursuant to Section 2.14(b)(v) and (y) normal transactional expenses) from such Discretionary Sale shall be sent directly to the Collection Account; and
(vii)the Outstanding Balances of all Loans which are sold or intended to be sold by the Loan Parties in connection with a Discretionary Sale during any 12-month rolling period shall not exceed 20% of the highest Outstanding Balance of all Eligible Loans at any point during such 12-month period (or such lesser number of months as shall have elapsed from the Closing Date as of such date); provided that, any Discretionary Sale may be excluded from such 20% limitation with the prior written consent of the Administrative Agent.
ARTICLE III.

CONDITIONS TO CLOSING AND ADVANCES
Section 1.1.Conditions to Closing and Initial Advance.
Neither any Lender, the Administrative Agent nor the Collateral Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied in the sole discretion of, or waived in writing by, the Administrative Agent:
(a)Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;
(b)The Administrative Agent shall have received satisfactory evidence that the Loan Parties and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby;
(c)The Loan Parties and the Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D;
(d)The Loan Parties and the Collateral Manager shall each have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C.
(e)The Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or Collateral Manager Default has occurred and is continuing.
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(f)The Administrative Agent shall have received, with a counterpart for each Lender, (i) the executed legal opinion or opinions of Schulte Roth & Zabel LLP, counsel to the Loan Parties, covering enforceability, grant and perfection of the security interests on the Collateral and (ii) the executed legal opinion of Schulte Roth & Zabel LLP, counsel to the Loan Parties, covering non-consolidation of the Borrower with the Equityholders, in each case in form and substance reasonably acceptable to the Administrative Agent.
(g)The Administrative Agent and each Lender shall have received copies of the Credit and Collection Policy.
(h)The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
(i)A UCC-1 financing statement in proper form for filing in the filing office of the appropriate jurisdiction shall have been filed (or will be concurrently filed on the Closing Date).
(j)The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Loan Parties and the Collateral Manager (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect.
(k)The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and bankruptcy and pending lawsuits with respect to the Loan Parties and the results of such search shall be satisfactory to the Administrative Agent.
(l)The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of the Administrative Agent) to be received on the Closing Date referred to herein to the extent invoiced.
Section 1.2.Conditions Precedent to All Advances.
(a)Each Advance under this Agreement and each reinvestment of Principal Collections pursuant to Section 2.14(a) (each, a “Transaction”) shall be subject to the further conditions precedent that:
(i)with respect to any Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m., one (1) Business Day prior to the related Funding Date:
(1)the documents required by Section 2.2(b) and a Loan List; and
(2)a certificate of assignment substantially in the form of Exhibit F containing such additional information as may be reasonably requested by the Administrative Agent and each Lender;
(ii)with respect to any reinvestment of Principal Collections permitted by Section 2.14(a), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), no later than 3:00 p.m. on the Business Day prior to
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any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager and the Borrower;
(b)On the date of such Transaction the following shall be true and correct and the Loan Parties and the Collateral Manager shall have certified in the related Borrower’s Notice that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that:
(i)The representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date in which case such representation or warranty shall be true and correct as of such specific date);
(ii)No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default or Collateral Manager Default;
(iii)On and as of such day, after giving effect to such Transaction, the Availability is greater than or equal to zero;
(iv)On and as of such day, the Loan Parties and the Collateral Manager each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day;
(v)No Applicable Law prohibits or enjoins the making of such Advance by any Lender or the proposed reinvestment of Principal Collections.
(c)The Revolving Period End Date or the Termination Date shall not have occurred;
(d)On the date of such Transaction, the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably require;
(e)The Loan Parties and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;
(f)The Loan Parties shall have paid all fees then required to be paid and, without duplication of Section 2.11(e), shall have reimbursed the Lenders, the Collateral Custodian and the Administrative Agent for all fees, costs and expenses then required to be paid of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Custodian and the Administrative Agent;
(g)The Borrower shall have received a copy of the related Approval Notice;
(h)In connection with each Transaction, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 3:00 p.m. on the related Advance Date or date of the related Transaction, as applicable, (i) a Loan File with respect to each Loan proposed to be acquired by the Borrower in connection with such Transaction or, with respect to the Closing Date, the SLF Acquired Loans, (ii) a certificate of assignment substantially in the form of Exhibit F and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender or, with respect to any Loan with respect to which the applicable Loan Party is not party to any Underlying Instrument other than the relevant credit agreement, an assignment agreement in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”, and (iii) a faxed or emailed copy of the duly executed original promissory notes for each Loan in respect of which a promissory note is issued or, to the extent not previously provided under clause (ii)
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above, a faxed or emailed copy of a fully executed assignment agreement naming the applicable Loan Party as assignee or, if the applicable Loan Party is a direct party thereto, of the fully executed loan or credit agreement related to such Loan and if any Loans are closed in escrow, a written certification from the closing attorneys of such Loan that all documentary conditions to such Loan have been satisfied; provided that, notwithstanding the foregoing, the Borrower shall cause the Required Loan Documents to be in the possession of the Collateral Custodian within ten Business Days of any related Advance Date with respect to any Loan.
(i)On or prior to the date of the initial Advance, the Administrative Agent shall have received evidence satisfactory to it in its sole discretion that at least $30,000,000 has been contributed by the Equityholders to the Borrower (which may be in the form of cash deposited into the Principal Collection Account or Eligible Loans owned by a Subsidiary Guarantor).
The failure of the Loan Parties to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable Lender, to rescind the related Advance and direct the Loan Parties to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.
Section 1.3.Custodianship; Transfer of Loans and Permitted Investments.
(a)The Administrative Agent shall hold all Certificated Securities (whether Loans or Permitted Investments) and Instruments in physical form at the Collateral Custodian’s offices set forth in Section 5.5(c). Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Loan Parties and which is a Qualified Institution or is otherwise acceptable to the Administrative Agent.
(b)Each time that any of the Loan Parties (or the Collateral Manager on behalf of such Loan Party) shall direct or cause the acquisition of any Loan or Permitted Investment, such Loan Party shall (or the Collateral Manager on behalf of such Loan Party), if such Loan or Permitted Investment has not already been transferred in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Collateral Custodian, cause the transfer of such Loan or Permitted Investment in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Collateral Custodian to be credited by the Collateral Custodian to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Administrative Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Administrative Agent, be released.
(c)The Loan Parties (or the Collateral Manager on behalf of the Loan Parties) shall cause all Loans or Permitted Investments acquired by the Loan Parties to be transferred to the Collateral Custodian for credit by the Collateral Custodian to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Loan Parties to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Loan Parties (whether now existing or hereafter acquired)):
(i)in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the
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Administrative Agent) continuous possession of such Instrument or Security Certificate at its offices set forth in Section 5.5(c);
(ii)in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;
(iii)in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the applicable Loan Party pursuant to the Securities Account Control Agreement;
(iv)in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the applicable Loan Party as debtor and the Administrative Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware.
(d)The security interest of the Administrative Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Administrative Agent, be released and the Collateral Custodian shall immediately release such Collateral to, or as directed by, the applicable Loan Party.
ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
Section 1.1.Representations and Warranties of the Loan Parties.
Each Loan Party represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)Organization and Good Standing. Such Loan Party has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.
(b)Due Qualification. Such Loan Party is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization; Execution and Delivery. Such Loan Party (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which such Loan Party is a party have been duly executed and delivered by such Loan Party.
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(d)Binding Obligation. Each Transaction Document to which such Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, such Loan Party’s certificate of formation, operating agreement or any Contractual Obligation of such Loan Party, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of such Loan Party’s properties pursuant to the terms of any such Contractual Obligation or (iii) violate any Applicable Law in any material respect.
(f)Agreements. Such Loan Party is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. Such Loan Party is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.
(g)No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of such Loan Party, threatened against such Loan Party, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which such Loan Party is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which such Loan Party is a party or (iii) that could reasonably be expected to have Material Adverse Effect.
(h)All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by such Loan Party of each Transaction Document to which such Loan Party is a party have been obtained.
(i)Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by such Loan Party.
(j)Solvency. Such Loan Party is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which such Loan Party is a party do not and will not render such Loan Party not Solvent.
(k)Taxes.
(i)Each Equityholder is and has always been a U.S. Person.
(ii)Such Loan Party is treated as a domestic partnership or as an entity disregarded as separate from its sole owner for U.S. federal income tax purposes.
(iii)Such Loan Party has timely filed or caused to be timely filed all U.S. federal and other material Tax and information returns that are required to be filed by or on behalf of it and has timely paid or caused to be paid all U.S. federal and other material Taxes (other than any amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Loan Party).
(iv)No Liens for Taxes (other than Permitted Liens) have been filed with respect to any assets of each Loan Party and, to the knowledge of such Loan Party, no claim
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has been asserted by any Governmental Authority that, if accurate, could give rise to a Lien for Taxes with respect to any assets of such Loan Party.
(l)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Such Loan Party does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.
(m)Security Interest.
(i)This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from such Loan Party;
(ii)the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which such Loan Party has complied with its obligations under Section 4.1(m)(i);
(iii)with respect to Collateral that constitutes Security Entitlements:
(1)all of such Security Entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;
(2)such Loan Party has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and
(3)the Accounts are not in the name of any Person other than such Loan Party, subject to the Lien of the Administrative Agent. Such Loan Party has not instructed the securities intermediary of any Account to comply with the entitlement order of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, such Loan Party and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.
(iv)all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time-to-time in the State of New York;
(v)such Loan Party owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;
(vi)such Loan Party has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Administrative Agent, on behalf of the Secured Parties;
(vii)such Loan Party has taken all necessary steps to authorize the Administrative Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that
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portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in such Loan Party’s jurisdiction of organization;
(viii)other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, such Loan Party has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. Such Loan Party has not authorized the filing of and is not aware of any financing statements against such Loan Party that include a description of any collateral included in the Collateral other than any financing statement that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof. There are no judgments against such Loan Party;
(ix)all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
(x)such Loan Party has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note (if any) that evidence all Loans evidenced by a promissory note solely on behalf of the Administrative Agent for the benefit of the Secured Parties;
(xi)none of the underlying promissory notes that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent on behalf of the Secured Parties;
(xii)with respect to Collateral that constitutes an Uncertificated Security, such Loan Party has caused the Administrative Agent to gain “control” of such Collateral pursuant to Section 8-106(c) of the UCC and (B) such control remains effective; and
(xiii)in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective.
(n)Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by such Loan Party to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects.
(o)Location of Offices. Such Loan Party’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. Such Loan Party’s Federal Employer Identification Number is correctly set forth on Exhibit D. Such Loan Party has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date (or, if less, the period of time since its formation).
(p)Collection Account. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections on the Collateral are sent.
(q)Legal Name. Such Loan Party has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.
(r)Value Given. Such Loan Party shall have given reasonably equivalent value to the applicable third party seller of Collateral in consideration for the transfer to such Loan Party of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
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(s)Accounting. Such Loan Party accounts for the transfers to it of interests in Collateral as sales for legal (other than tax) purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.
(t)Special Purpose Entity. Such Loan Party has not and shall not:
(i)engage in any business or activity other than the purchase, receipt and management of Collateral, the transfer and pledge of Collateral under the Transaction Documents and such other activities as are incidental thereto;
(ii)acquire or own any assets other than (a) the Collateral, (b) Permitted Investments and (c) incidental property as may be necessary for the operation of such Loan Party and the performance of its obligations under the Transaction Documents;
(iii)merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof, including the last paragraph of this Section), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure or jurisdiction of formation;
(iv)fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation (other than, in the case of the Guarantor Subsidiaries, as set forth in the last paragraph of this Section), or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its operating agreement, or fail to observe limited liability company formalities;
(v)own any Subsidiary (other than, in the case of the Borrower, the Guarantor Subsidiaries) or make any Investment in any Person (other than Permitted Investments, the Closing Date Capital Contributions and Permitted Capital Contributions) without the consent of the Administrative Agent;
(vi)except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person;
(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder, in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments and, in the case of the Guarantor Subsidiaries, the Existing Facilities;
(viii)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;
(ix)fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person (in the case of the Guarantor Subsidiaries, other than for tax purposes);
(x)enter into any contract or agreement with any Person, except (a) the Transaction Documents and, in the case of the Guarantor Subsidiaries, the Existing Facilities and (b) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than such Person;
(xi)seek its dissolution or winding up in whole or in part or divide (other than, in accordance with the last paragraph of this Section);
(xii)fail to correct any known misunderstandings regarding the separate identity of such Loan Party and any other Person;
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(xiii)guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person other than pursuant to this Agreement;
(xiv)fail either to hold itself out to the public as a legal entity separate and distinct from any other Person (in the case of the Guarantor Subsidiaries, other than for tax purposes) or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);
(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
(xvi)file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;
(xvii)except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;
(xviii)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;
(xix)fail to pay its own liabilities and expenses only out of its own funds;
(xx)fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;
(xxi)acquire the obligations or securities of its Affiliates or stockholders (other than, in the case of the Borrower, the Guarantor Subsidiaries);
(xxii)fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space, if any, provided by an Affiliate or services performed by any employee of an Affiliate;
(xxiii)fail to use separate checks bearing its own name;
(xxiv)pledge its assets to secure the obligations of any other Person other than pursuant to this Agreement;
(xxv)(A) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who is not currently (a) a manager, officer, employee or Affiliate of such Loan Party or any major creditor, or a manager, officer or employee of any such Affiliate (other than an independent manager or similar position of such Loan Party or an Affiliate), or (ii) the beneficial owner of any limited liability company interests of such Loan Party or any voting, investment or other ownership interests of any Affiliate of such Loan Party or of any major creditor or (B) fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Independent Manager are duly authorized by the unanimous vote of the board of managers (including the Independent Manager) except as otherwise permitted pursuant to the applicable Loan Party LLC Agreement;
(xxvi)fail to provide that the unanimous consent of all members (including the consent of the Independent Manager) is required for such Loan Party to take any Material Action; and
(xxvii)take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Schulte Roth & Zabel LLP, dated as of the date hereof upon which the conclusions expressed therein are based.
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Notwithstanding the foregoing, after any Guarantor Subsidiary has sold or otherwise disposed of all Loans held by it (or transferred such Loans to the Borrower) and distributed all of its cash to the Borrower, less any amounts required to be reserved or applied by such Guarantor Subsidiary for expenses or other liabilities of such Guarantor Subsidiary, such Guarantor Subsidiary shall be permitted to terminate its existence and dissolve; provided that, such Guarantor Subsidiary shall provide notice to the Administrative Agent 30 days (or such lesser period as may be agreed to by the Administrative Agent) in advance of any such dissolution.
(u)Bankruptcy. Such Loan Party shall not file a voluntary petition under the Bankruptcy Code or Insolvency Laws.
(v)1940 Act. Such Loan Party is not, and, if the Collateral Manager ceases to be a business development company under the 1940 Act, is not “controlled by”, an “investment company” within the meaning of, and is not subject to regulation under, the 1940 Act.
(w)ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by such Loan Party, or in which employees of such Loan Party are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, failures to satisfy minimum funding standards, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject such Loan Party to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(x)Compliance with Law. Such Loan Party has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(y)Collections. Such Loan Party acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.
(z)Amendments. No Loan has been amended, modified or waived, except for amendments, modifications or waivers, if any, to such Collateral otherwise permitted under Section 6.4(a) and in accordance with the Credit and Collection Policy.
(aa)Full Payment. As of the Funding Date thereof, such Loan Party has no knowledge of any fact which should lead it to expect that any Loan will not be repaid by such Loan Party in full.
(ab)Accuracy of Representations and Warranties. Each representation or warranty by such Loan Party contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by such Loan Party pursuant hereto, in
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connection herewith or in connection with the negotiation hereof is true and correct in all material respects.
(ac)Sanctions. None of such Loan Party nor any Person directly or indirectly Controlling such Loan Party (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to such Loan Party’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would, to such Loan Party’s knowledge, otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person. Such Loan Party will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.
(ad)Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects as of the Closing Date. Such Loan Party will notify each Lender and Administrative Agent in writing promptly after becoming aware of any change in such information.
The representations and warranties in Section 4.1(m) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent.
Section 1.2.Representations and Warranties of the Loan Parties Relating to the Agreement and the Collateral.
Each Loan Party hereby represents and warrants, as of the Closing Date and as of each Funding Date:
(a)Valid Security Interest. This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York. Upon the delivery to the Collateral Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the Collateral Custodian’s office set forth in Section 5.5(c) is located), the crediting of all Collateral that constitutes Financial Assets (as defined in the UCC as in effect from time to time in the State of New York) to an Account and the filing of the financing statements described in Section 4.1(m) in the jurisdiction in which such Loan Party is located, the security interest created hereby shall be a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under 9 of the UCC as in effect from time to time in the State of New York.
(b)Eligibility of Collateral. Such Loan Party has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on Schedule III. As of the Closing Date and each Funding Date, (i) the Loan List and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing in all material respects of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete in all material respects as of the related Funding Date, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws in all material respects and (iv) with respect to each Loan included in the Collateral, all material consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by such Loan Party in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative
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Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect.
(c)No Fraud. Each Loan was acquired by such Loan Party without any fraud or material misrepresentation.
Section 1.3.Representations and Warranties of the Collateral Manager.
The Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted.
(b)Due Qualification. The Collateral Manager is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or in good standing or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary corporate power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.
(d)Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of formation, operating agreement or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.
(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Manager, threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have Material Adverse Effect.
(g)All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained.
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(h)Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Collateral Manager to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects.
(i)Collections. The Collateral Manager acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred or pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.
(j)Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent.
(k)ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all Pension Plans of the Collateral Manager does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Collateral Manager to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(l)1940 Act. The Collateral Manager is regulated as a business development company under the 1940 Act.
(m)Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(n)No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since December 31, 2020.
(o)Actions of the Collateral Manager. The Collateral Manager acknowledges and agrees that, as of the date hereof, all of the Loans owned by the Loan Parties as of the Closing Date (or subject to irrevocable commitments to purchase by the Loan Parties for settlement (as participations or assignments) after the Closing Date) are owned by way of an assignment (and not a participation) and are as set forth on Schedule III and hereby consents to the acquisition by Loan Parties on the Closing Date (or, in respect of Loans with respect to which the Loan Parties have entered into irrevocable commitments to purchase as of the Closing Date for settlement after the Closing Date) of each Loan set forth on Schedule III.
(p)Taxes.
(i)The Collateral Manager is currently treated as a RIC for U.S. federal income tax purposes.
(ii)The Collateral Manager has timely filed or caused to be timely filed all U.S. federal and other material Tax and information returns that are required to be filed by or on behalf of it and has timely paid or caused to be paid all U.S. federal and other material
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Taxes (other than any amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Collateral Manager).
(iii)No Liens for Taxes (other than Permitted Liens) have been filed with respect to any assets of the Collateral Manager and, to the knowledge of the Collateral Manager, no claim has been asserted by any Governmental Authority that, if accurate, could give rise to a Lien for Taxes with respect to any assets of the Collateral Manager.
(q)Sanctions. None of the Collateral Manager nor any Person directly or indirectly Controlling the Collateral Manager (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Collateral Manager’s knowledge, under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (iv) will cause the Obligations to be repaid with proceeds derived from any transaction that would be prohibited by Sanctions or would, to the Collateral Manager’s knowledge, otherwise cause any Lender or any other party to this Agreement to be in breach of any Sanctions. The Collateral Manager will notify each Lender and Administrative Agent in writing promptly after becoming aware of any breach of this section.
Section 1.4.Representations and Warranties of the Collateral Custodian.
The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:
(a)Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.
(b)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.
(c)No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.
(d)No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Custodian.
(e)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.
(f)Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
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ARTICLE V.

GENERAL COVENANTS
Section 1.1.Affirmative Covenants of the Loan Parties.
Each Loan Party covenants and agrees with the Lenders that during the Covenant Compliance Period:
(a)Compliance with Laws. Such Loan Party will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof.
(b)Preservation of Company Existence. Such Loan Party will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain its Loan Party LLC Agreement in full force and effect.
(c)Performance and Compliance with Collateral. Such Loan Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.
(d)Keeping of Records and Books of Account. Such Loan Party will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Such Loan Party will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of such Loan Party shall be limited to not more than one such visit and inspection in any fiscal quarter; provided further that, during the continuance of a Collateral Manager Default or an Event of Default, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero.
(e)Protection of Interest in Collateral. With respect to the Collateral, such Loan Party will (i) (at the Collateral Manager’s expense) take all action necessary to perfect, protect and more fully evidence such Loan Party’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Collateral Manager’s expense), effective financing statements against the Obligor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) permit the Administrative Agent or its respective agents or representatives to visit the offices of such Loan Party during
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normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of such Loan Party having knowledge of such matters, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.
(f)Deposit of Collections.
(i)Such Loan Party shall, or shall cause the Collateral Manager to, instruct each Obligor to deliver all Collections to the applicable Collection Account.
(ii)Such Loan Party shall promptly (but in no event later than two (2) Business Days after receipt) deposit all Collections received by such party in respect of the Collateral into the appropriate Collection Account as set forth in clause (i) above.
(g)Special Purpose Entity. Such Loan Party shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).
(h)Credit and Collection Policy. Such Loan Party will (a) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (b) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. Such Loan Party will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent.
(i)Events of Default. Promptly following such Loan Party’s knowledge or notice of the occurrence of any Event of Default or Default, such Loan Party will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which such Loan Party has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of such Loan Party setting forth the details of such event and the action that such Loan Party proposes to take with respect thereto.
(j)Obligations. Such Loan Party shall pay its material Indebtedness and other obligations promptly and in accordance with their terms, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof and enforce all material indemnities and rights against Obligors; provided, that such payment and discharge shall not be required with respect to any such obligations so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Loan Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation and enforcement of a Lien.
(k)Use of Proceeds. The Borrower will use the proceeds of the Advances only (i) for the Closing Date Capital Contributions, (ii) to acquire Loans, (iii) to make distributions to its member in accordance with the terms hereof, (iv) to pay related expenses (including expenses payable hereunder) or (v) for Permitted Capital Contributions to the Guarantor Subsidiaries for the payment of such expenses.
(l)Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence of a Collateral Manager Default or an Event of Default, send notification forms giving the Obligors notice of the Secured Parties’ interest in the Collateral and the obligation to make payments as directed by the Administrative Agent; provided that, in the case of an occurrence of an Event of Default, the Administrative Agent may not send any notification forms to any Obligor until the earlier of (i) the next payment date of the applicable
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Eligible Loan related to such Obligor or (ii) thirty (30) days from the occurrence of such Event of Default.
(m)Adverse Claims. Such Loan Party will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement.
(n)Notices. Such Loan Party will furnish to the Administrative Agent:
(i)Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, such Loan Party or the Collateral Manager which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;
(ii)Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by such Loan Party or by its accountants;
(iii)Representations and Warranties. Promptly after receiving knowledge or notice of the same, such Loan Party shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, such Loan Party shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of such Loan Party which would render any of the said representations and warranties untrue as of such Funding Date;
(iv)ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to such Loan Party (or any ERISA Affiliate thereof), a copy of such notice;
(v)Proceedings. As soon as possible and in any event within three (3) Business Days after an executive officer of such Loan Party receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or such Loan Party, the Collateral Manager or any of their Affiliates; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or such Loan Party, the Collateral Manager or any of their Affiliates in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(n);
(vi)Notice of Certain Events. Promptly upon becoming aware thereof, notice of (1) any Collateral Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, and (6) of the occurrence of any default by an Obligor on any Loan;
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(vii)Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of such Loan Party or the Collateral Manager; provided that, such Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;
(viii)Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any change in the accounting policies of such Loan Party; and
(ix)Removal and Resignation of Independent Manager. No less than five (5) Business Days prior to any removal of the Independent Manager of any such removal, and within five (5) Business Days after any resignation of the Independent Manager.
(o)Contest Recharacterization. Such Loan Party shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of any Equityholder.
(p)Payment Date Reporting. Such Loan Party shall deliver (or shall cause to be delivered) a Borrowing Base Certificate on each Reporting Date, determined as of the immediately preceding Determination Date. Each such Borrowing Base Certificate delivered immediately prior to a Payment Date shall contain instructions to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.
(q)Equityholder Financial Statements. Such Loan Party will cause the Majority Equityholder to submit to the Administrative Agent and each Lender, (A) within forty-five (45) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), commencing with the first fiscal quarter after the Closing Date, consolidated unaudited financial statements of the Majority Equityholder for the most recent fiscal quarter and (B) within ninety (90) days after the end of each fiscal year, commencing with the first fiscal year ended after the Closing Date, consolidated audited financial statements of the Majority Equityholder, audited by a firm of nationally recognized Independent public accountants.
(r)Further Assurances. Such Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and such Loan Party shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(r). Such Loan Party agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
(s)Non-Consolidation. Such Loan Party shall at all times act in a manner such that each of the assumptions made by Schulte Roth & Zabel LLP in their opinion delivered pursuant to Section 3.1(f)(ii) is true and accurate in all material respects. Each Loan Party shall at all times observe and be in compliance in all material respects with all covenants and requirements in its Loan Party LLC Agreement.
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(t)Other. Such Loan Party will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or such Loan Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement.
(u)Taxes.
(i)Each Equityholder will remain a U.S. Person.
(ii)Such Loan Party will continue to be treated as a domestic partnership or as an entity disregarded as separate from its sole owner for U.S. federal income tax purposes.
(iii)Such Loan Party will timely file or cause to be timely filed all U.S. federal and other material Tax and information returns that are required to be filed by or on behalf of it and will timely pay or cause to be paid all U.S. federal and other material Taxes (other than any amount of any Taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are provided on the books of such Loan Party).
(v)Beneficial Ownership Regulation. Promptly following any request therefor, such Loan Party shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.
(w)Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Such Loan Party shall and each Person directly or indirectly Controlling such Loan Party shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering.
Section 1.2.Negative Covenants of the Loan Parties.
During the Covenant Compliance Period:
(a)Other Business. Such Loan Party will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and management of the Collateral, (C) the sale of Loans as permitted hereunder and (D) the Closing Date Transfers, the Closing Date Capital Contributions and Permitted Capital Contributions, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents or (iii) form any Subsidiary or make any Investment in any other Person (other than Permitted Investments, the Closing Date Transfers, the Closing Date Capital Contributions and Permitted Capital Contributions).
(b)Collateral Not to be Evidenced by Instruments. Such Loan Party will take no action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the
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Administrative Agent, together with an Indorsement in blank, as collateral security for such Loan.
(c)Security Interests. Except as otherwise permitted herein or in respect of any Discretionary Sale, such Loan Party will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. Such Loan Party will promptly notify the Administrative Agent of the existence of any Lien (other than Permitted Liens) on any Collateral and such Loan Party shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties; provided that, nothing in this Section 5.2(c) shall prevent or be deemed to prohibit such Loan Party from suffering to exist Permitted Liens upon any of the Collateral.
(d)Mergers, Acquisitions, Sales, etc. Such Loan Party will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests of any other Person, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement).
(e)Change of Location of Underlying Instruments. Such Loan Party shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s office set forth in Section 5.5(c) on the Closing Date, unless such Loan Party has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest (subject to Permitted Liens) continues in effect.
(f)ERISA Matters. Except as would not reasonably be expected to constitute a Material Adverse Effect, such Loan Party will not (a) engage or knowingly permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any failure to satisfy minimum funding standards, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or knowingly permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that such Loan Party or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan.
(g)Loan Party LLC Agreement. No Loan Party will amend, modify, waive or terminate (i) any provision of its Loan Party LLC Agreement if such amendment, modification, waiver or termination would result in a Default, Event of Default or Material Adverse Effect or (ii) any Special Purpose Provision, in each case without the prior written consent of the Administrative Agent.
(h)Changes in Payment Instructions to Obligors. Such Loan Party will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change.
(i)Extension or Amendment of Collateral. Such Loan Party will not, except as otherwise permitted in Section 6.4(a), consent to the extension, amendment or other modification of the terms of any Loan without the prior written consent of the Administrative Agent.
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(j)Fiscal Year. Such Loan Party shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change.
(k)Change of Control. Such Loan Party shall not enter into any transaction or agreement which results in a Change of Control.
(l)Restricted Payments. Such Loan Party shall not make any Restricted Payments other than (i) so long as no Event of Default has occurred or Default is continuing or would result therefrom, (x) amounts on deposit in the Interest Collection Account that would have been distributed pursuant to Section 2.7(a)(10) on the immediately preceding Payment Date but for the existence of a Default and (y) amounts on deposit in the Principal Collection Account that would have been distributed pursuant to Section 2.7(b)(12) on the immediately preceding Payment Date but for the existence of a Default and (ii) amounts such Loan Party receives in accordance with Section 2.7, Section 2.8 or any other provision of any Transaction Document which expressly requires or permits payments to be made to or amounts to be reimbursed to such Loan Party.
(m)Compliance with Sanctions. None of t such Loan Party nor any Person directly or indirectly Controlling such Loan Party will, directly or, to the knowledge of such Loan Party, indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would, to the knowledge of such Loan Party, otherwise cause any Lender to be in breach of any Sanctions. Such Loan Party shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Such Loan Party will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section.
Section 1.3.Affirmative Covenants of the Collateral Manager.
The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period:
(a)Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof.
(b)Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)Performance and Compliance with Collateral. The Collateral Manager will duly fulfill and comply with all obligations on the part of the Loan Parties to be fulfilled or complied with under or in connection with each item of Collateral and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.
(d)Keeping of Records and Books of Account.
(i)The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep
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and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.
(ii)The Collateral Manager shall permit the Administrative Agent or its designated representatives to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal quarter; provided further that after the occurrence of a Collateral Manager Default or an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero.
(iii)The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral with a legend, acceptable to the Administrative Agent, describing the pledge of the Collateral by the applicable Loan Party to the Administrative Agent as agent for the Secured Parties hereunder.
(e)Preservation of Security Interest. The Collateral Manager (at its own expense) will authorize the Administrative Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.
(f)Credit and Collection Policy. The Collateral Manager will (i) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (ii) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. The Collateral Manager will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent. Compliance by the Collateral Manager with this covenant shall be deemed to constitute compliance by the Loan Parties with their corresponding obligations under Sections 5.1(h).
(g)Events of Default. Promptly following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details of such event and the action that the Collateral Manager proposes to take with respect thereto.
(h)Other. The Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Secured Parties under or as contemplated by this Agreement.
(i)Proceedings. The Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material
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judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Loan Parties, the Collateral Manager, the Majority Equityholder or any of their Affiliates; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Loan Parties, the Collateral Manager, the Majority Equityholder or any of their Affiliates in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.3(i).
(j)Deposit of Collections. The Collateral Manager shall promptly (but in no event later than two (2) Business Days after receipt) deposit into the Collection Account any and all Collections received by the Loan Parties or the Collateral Manager.
(k)Required Notices. The Collateral Manager will furnish to the Administrative Agent, promptly upon becoming aware thereof, notice of (1) any Collateral Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan” or (6) the occurrence of any default by an Obligor on any Loan.
(l)Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager.
(m)Collateral Manager Financial Statements. The Collateral Manager will submit to the Administrative Agent and each Lender, within ninety (90) days after the fiscal year ended December 31, 2021, consolidated audited financial statements of the Collateral Manager, audited by a firm of nationally recognized Independent public accountants.
(n)Taxes.
(i)The Collateral Manager will use its reasonable best efforts to maintain its status as a RIC for U.S. federal income tax purposes.
(ii)The Collateral Manager will timely file or cause to be timely filed all U.S. federal and other material Tax and information returns that are required to be filed by or on behalf of it and will timely pay or caused to be paid all U.S. federal and other material Taxes (other than any amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Collateral Manager).
(o)Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing shall: (i) comply with all applicable Anti-Money-Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and
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the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not cause such Loan Party to use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not cause such Loan Party to fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
(p)Sanctions. The Collateral Manager shall promptly notify the Administrative Agent and the Lenders in writing after becoming aware of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by such Loan Party.
Section 1.4.Negative Covenants of the Collateral Manager.
During the Covenant Compliance Period:
(a)Mergers, Acquisition, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests any other Person, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement).
(b)Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s office set forth in Section 5.5(c) on the Closing Date, unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in the Collateral.
(c)Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change.
(d)Extension or Amendment of Collateral. The Collateral Manager will not, except as otherwise permitted in Section 6.4(a), consent on behalf of the applicable Loan Party to the extension, amendment or modification to the terms of any Loan without the prior written consent of the Administrative Agent.
(e)Compliance with Sanctions. None of the Collateral Manager nor any Person directly or indirectly Controlling the Collateral Manager will, directly or, to the knowledge of the Collateral Manager, indirectly, cause the Loan Parties to use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would, to the knowledge of the Collateral Manager, otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section.
Section 1.5.Affirmative Covenants of the Collateral Custodian.
During the Covenant Compliance Period:
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(a)Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.
(b)Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at its offices at 425 Hennepin Ave., Minneapolis, MN, 55414, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.
Section 1.6.Negative Covenants of the Collateral Custodian.
During the Covenant Compliance Period:
(a)Underlying Instruments. The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.
(b)No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Loan Parties.
ARTICLE VI.

COLLATERAL MANAGEMENT
Section 1.1.Designation of the Collateral Manager.
Subject to Section 6.11, the servicing, administering and collection of the Collateral shall be conducted by the Collateral Manager.
Section 1.2.Duties of the Collateral Manager.
(a)Appointment. The Loan Parties hereby appoint the Collateral Manager as their agent to service the Collateral and enforce their respective rights and remedies in, to and under such Collateral. The Collateral Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Collateral Manager and the Loan Parties hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder.
(b)Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law, the Credit and Collection Policy and the Loan Party LLC Agreements. Without limiting the foregoing, the duties of the Collateral Manager shall include the following:
(i)preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);
(ii)maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this
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Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;
(iii)maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;
(iv)promptly delivering to the Administrative Agent or the Collateral Custodian, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent or the Collateral Custodian may from time to time reasonably request;
(v)identifying each Loan clearly and unambiguously in its records to reflect that such Loan is owned by one of the Loan Parties and that such Loan Party is transferring an ownership interest therein to the Secured Parties pursuant to this Agreement;
(vi)notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;
(vii)providing the prompt written notice to the Administrative Agent, prior to the effective date thereof, of any proposed changes in the Credit and Collection Policy;
(viii)using its reasonable best efforts to maintain the first priority, perfected security interest (subject to Permitted Liens) of the Administrative Agent, as agent for the Secured Parties, in the Collateral;
(ix)maintaining the Loan File(s) with respect to Loans included as part of the Collateral; provided that, upon the occurrence and during the continuance of an Event of Default or a Collateral Manager Default, the Administrative Agent may request the Loan File(s) to be sent to the Administrative Agent or its designee;
(x)with respect to each Loan included as part of the Collateral, making the Loan File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours; and
(xi)directing the Collateral Custodian to make payments pursuant to the instructions set forth in the latest Borrowing Base Certificate in accordance with Section 2.7 and Section 2.8 and preparing such other reports as required pursuant to Section 6.8.
It is acknowledged and agreed that in circumstances in which a Person other than the Loan Parties or the Collateral Manager acts as lead agent with respect to any Loan, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.
(c)Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager or the Loan Parties from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.
(d)Any payment by an Obligor in respect of any Indebtedness owed by it to the Loan Parties shall, except as otherwise specified by such Obligor or otherwise required by
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contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 1.3.Authorization of the Collateral Manager.
(a)Each of the Loan Parties, the Administrative Agent and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and thereafter, the pledge by the Loan Parties to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law and the Loan Party LLC Agreements, to commence proceedings with respect to enforcing payment thereof. The Loan Parties and the Administrative Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Custodian a party to any litigation without such party’s express prior written consent, or to make the Loan Parties a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent.
(b)After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that, the Administrative Agent may, in accordance with Section 5.1(l), notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Administrative Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any collection agent, sub-agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Loan Parties, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.
Section 1.4.Collection of Payments; Accounts.
(a)Collection Efforts, Modification of Collateral. The Collateral Manager will use commercially reasonable best efforts to collect or cause to be collected, all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due in accordance with the Credit and Collection Policy. The Collateral Manager may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary in any material respect to the Credit and Collection Policy.
(b)Taxes and other Amounts. The Collateral Manager will use its reasonable best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Loan Parties for such application under the Underlying Instrument and remit such amounts in accordance with Section 2.7 and Section 2.8 to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.
(c)Payments to Collection Account. On or before the applicable Funding Date, the Collateral Manager shall have instructed all Obligors to make all payments owing to the Loan Parties in respect of the Collateral directly to the applicable Collection Account;
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provided that, the Collateral Manager is not required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager calls on the related guaranty.
(d)Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Custodian or any other Securities Intermediary that holds any Cash or other Financial Asset for the Loan Parties in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the applicable Loan Party, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or other Securities Intermediary that holds such Financial Asset in such Account.
(e)Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Loan Parties of, or the grant by the Loan Parties of a security interest to the Administrative Agent in, any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Loan Parties under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.
(f)Adjustments. If (i) the Collateral Manager makes a deposit into the Collection Account on behalf of the Loan Parties in respect of a Collection of a Loan and such Collection was received by the Collateral Manager in the form of a check that is not honored for any reason or (ii) the Collateral Manager makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Collateral Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
Section 1.5.Realization Upon Defaulted or Delinquent Loans.
The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies relating to a Loan that is delinquent in the payment of any amounts due thereunder or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder. The Collateral Manager will comply in all material respects with the Credit and Collection Policy, the Loan Party LLC Agreements and Applicable Law in exercising such remedies, including but not limited to acceleration and foreclosure, and employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale. Without limiting the generality of the foregoing, the Collateral Manager may, with the prior written consent of the Administrative Agent and to the extent permitted under and in compliance with the Loan Party LLC Agreements, cause the sale of any such Underlying Assets to the Collateral Manager or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the
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Administrative Agent setting forth the Loan, the Underlying Assets, the sale price of the Underlying Assets and certifying that such sale price is the fair market value of such Underlying Assets.
Section 1.6.Collateral Manager Compensation.
As compensation for its administrative activities and services hereunder and reimbursement for its expenses, the Collateral manager or its designee shall be entitled to receive the Senior Collateral Management Fee and the Subordinated Collateral Management Fee, in each case pursuant to the provisions of Section 2.7(a), Section 2.7(b) and Section 2.8. The Collateral Manager may, in its sole and absolute discretion, elect to waive its rights to receive all or a portion of the Senior Collateral Management Fee or Subordinated Collateral Management Fee with respect to any Payment Date payable to it pursuant to the provisions of Section 2.7(a), Section 2.7(b) and Section 2.8, as applicable by providing written notice to the Loan Parties on or prior to the Determination Date immediately preceding such Payment Date; provided that the Collateral Manager shall not have the ability to elect to defer payment of all or any portion of the Senior Collateral Management Fee or Subordinated Collateral Management Fee with respect to any Payment Date.
Section 1.7.Payment of Certain Expenses by Collateral Manager.
The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Loan Parties. The Collateral Manager will be required to pay (or cause the Loan Parties to pay) all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts. The Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Senior Collateral Management Fee and the Subordinated Collateral Management Fee.
Section 1.8.Reports.
(a)Borrower’s Notice. On the date of each Transaction, the Borrower (and the Collateral Manager on its behalf) will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Custodian).
(b)Tax Returns. Upon demand by the Administrative Agent, the Collateral Manager shall deliver copies of all federal, state and local income tax returns and reports filed by the Loan Parties or the Collateral Manager, if any, or in which the Loan Parties or the Collateral Manager was included on a consolidated or combined basis (excluding sales, use and like Taxes).
(c)Obligor Financial Statements; Other Reports. The Collateral Manager will deliver to the Administrative Agent, to the extent received by the Loan Parties or the Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Loan Parties or the Collateral Manager for the periods required by the Underlying Instruments, which delivery shall be made within five (5) Business Days after receipt by the Loan Parties or the Collateral Manager as specified in the Underlying Instruments. Upon demand by the Administrative Agent, the Collateral Manager will provide such other information available to it as the Administrative Agent may reasonably request with respect to any Obligor.
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(d)Website. The Collateral Manager will post on a password protected website maintained by the Loan Parties to which the Administrative Agent will have access a copy of (i) any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan and (ii) any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.
Section 1.9.Annual Statement as to Compliance.
The Collateral Manager will provide to the Administrative Agent, within 90 days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2021, a fiscal report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Default has occurred and is continuing or, if any such Collateral Manager Default has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Default.
Section 1.10.The Collateral Manager Not to Resign.
The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.
Section 1.11.Collateral Manager Defaults.
Upon the occurrence of a Collateral Manager Default, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager and a copy to the Collateral Custodian (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral; provided that, until any such assumption or delegation, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be reasonably requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.
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ARTICLE VII.

THE COLLATERAL CUSTODIAN
Section 1.1.Designation of Collateral Custodian.
(a)Initial Collateral Custodian. The role of collateral custodian with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to Wells Fargo a Collateral Custodian Termination Notice, Wells Fargo is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof. The Collateral Custodian’s services hereunder shall be conducted through its Corporate Trust Services division (including as applicable, any agents or Affiliates utilized thereby).
(b)Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.
Section 1.2.Duties of Collateral Custodian.
(a)Appointment. Each of the Loan Parties and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.
(b)Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:
(i)The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Loan Parties pursuant to the definition of “Eligible Loans” in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five (5) Business Days of its receipt of any Underlying Instruments, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document must contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, the related original Loan balance, Loan identification number and Obligor name with respect to such Loan is referenced on the related Loan List and is not a duplicate Loan (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Underlying Instruments hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format acceptable to the Collateral Custodian) that contains a list of all Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor and the original Loan balance with respect to each related Loan. If, at the conclusion of such review, the Collateral Custodian shall determine that (1) the original Loan balances of the Loans with respect to which it has received Underlying Instruments is less than as set forth on the electronic file, the Collateral Custodian shall immediately notify the Administrative Agent and the Collateral Manager of such discrepancy, and (2) any Review Criteria is not satisfied, the Collateral Custodian shall within
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one (1) Business Day notify the Collateral Manager of such determination and provide the Collateral Manager with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Collateral Manager shall have ten (10) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Loan Parties and the Administrative Agent of such determination by providing a written report to such persons identifying, with particularity, each Loan and each of the applicable Review Criteria that such Loan fails to satisfy. In addition, if requested in writing in the form of Exhibit E by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Underlying Instruments for any Loan which fails to satisfy a Review Criteria to the Loan Parties. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments.
(ii)In taking and retaining custody of the Underlying Instruments, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that, the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.
(iii)All Underlying Instruments that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at its offices as set forth in Section 5.5(c) hereof. All Underlying Instruments that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Underlying Instruments that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. All Underlying Instruments that are delivered to the Collateral Custodian in electronic format shall be saved onto disks and/or onto the Collateral Custodian’s secure computer system, and maintained in a manner so as to permit retrieval and access.
(iv)The Collateral Custodian shall make payments in accordance with Section 2.7 and Section 2.8 (the “Payment Duties”).
(v)On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Loan for which it holds Underlying Instruments, the non-complying Loans and the applicable Review Criteria that any non-complying Loan fails to satisfy.
(vi)The Collateral Custodian shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Loan Parties, re-calculate the Borrowing Base and, if the Collateral Custodian’s calculation does not correspond with the calculation provided by the Loan Parties on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, Loan Parties and Collateral Manager within one (1) Business Day of receipt by the Collateral Custodian of such Borrowing Base Certificate.
(vii)In performing its duties, (A) the Collateral Custodian shall comply with the standard of care and express terms of the Transaction Documents with respect to the collateral that it holds hereunder and (B) calculations made by the Collateral Custodian pursuant to this Section 7.2(b) shall be made using information provided by the Loan Parties or the Collateral Manager to the Collateral Custodian.
(viii)The parties acknowledges that in accordance with the laws and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act and regulations
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promulgated by the Office of Foreign Asset Control, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. Each Loan Party hereby agrees that it shall provide the Collateral Custodian with such information as it may reasonably request including, but not limited to, such Loan Party’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify such Loan Party’s identity (and in certain circumstances, the beneficial owners thereof) such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.
Section 1.3.Merger or Consolidation.
Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole or (iv) all or substantially all of the corporate trust business of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to affect such succession.
Section 1.4.Collateral Custodian Compensation.
As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provisions of Sections 2.7 and 2.8, as applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 7.5 or (ii) the termination of this Agreement.
Section 1.5.Collateral Custodian Removal.
The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder, and has received all Underlying Instruments held by the previous Collateral Custodian. In the case of a removal of the Collateral Custodian, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Custodian within 90 days after the giving of such notice of removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.
Section 1.6.Limitation on Liability.
(a)The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the oral instructions of the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Custodian receives written notice of such matter. Notice or knowledge of any matter by Wells Fargo in its capacity as Administrative Agent or Lender and other publically available information shall not constitute notice or actual knowledge of the Collateral Custodian.
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(b)The Collateral Custodian may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys. The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its Payment Duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Underlying Instruments.
(d)The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(e)The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(f)The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(g)It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(h)It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Loan Parties and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).
(i)In no event shall the Collateral Custodian be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations), strikes, lockouts, loss or malfunction of utilities, computer (hardware or software) or communication services, terrorism, labor disputes, disease, epidemic, pandemic, quarantine, national emergency or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication
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facility or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
Section 1.7.Resignation of the Collateral Custodian.
The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days written notice to the Loan Parties, Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder. In the case of a resignation of the Collateral Custodian, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Custodian within 90 days after the giving of such notice of resignation, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian.
Section 1.8.Release of Documents.
(a)Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E, to release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Custodian in the form annexed hereto as Exhibit E, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Collateral Manager.
(b)Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit E (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Underlying Instruments to the Collateral Manager.
Section 1.9.Return of Underlying Instruments.
Each Loan Party may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale pursuant to Section 2.14 or (d) that is required to be redelivered to such Loan Party in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both such Loan Party and the
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Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by such Loan Party and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to such Loan Party.
Section 1.10.Access to Certain Documentation and Information Regarding the Collateral; Audits.
The Collateral Manager, the Loan Parties and the Collateral Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Collateral Custodian’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.
Without limiting the foregoing provisions of this Section 7.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two such reviews per fiscal year shall be at the expense of the Loan Parties and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of a Collateral Manager Default or an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Loan Parties.
ARTICLE VIII.

SECURITY INTEREST
Section 1.1.Grant of Security Interest.
(a)This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law, as guaranteed by each Guarantor Subsidiary. For such purpose, each Loan Party hereby transfers, conveys, assigns and grants as of the Closing Date to the Administrative Agent, as agent for the Secured Parties, a Lien and continuing security interest in all of such Loan Party’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all of the Collateral, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the
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exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Loan Parties for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct. If a Loan Party fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2.0% above the rate per annum applicable to Advances, shall be payable by the Loan Parties to the Administrative Agent on demand and shall constitute Obligations secured hereby.
(b)The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Loan Parties or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) each Loan Party shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release such Loan Party from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of such Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 1.2.Release of Lien on Collateral.
At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) such Loan has been the subject of a Discretionary Sale pursuant to Section 2.14 or a sale pursuant to Section 6.5 or (iii) this Agreement terminates in accordance with Section 12.6, the Administrative Agent, as agent for the Secured Parties will, to the extent requested by the Collateral Manager, release its interest in such Collateral. In connection with any sale of such Collateral, the Administrative Agent, as agent for the Secured Parties, will after the deposit by the Collateral Manager of the Proceeds of such sale into the Collection Account, at the sole expense of the Collateral Manager, execute and deliver to the Collateral Manager any assignments, bills of sale, termination statements and any other releases and instruments as the Collateral Manager may reasonably request in order to effect the release and transfer of such Collateral; provided that, the Administrative Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Collateral Manager’s obligations hereunder with respect to the Proceeds of any such sale.
Section 1.3.Further Assurances.
The provisions of Section 12.12 shall apply to the security interest granted under Section 8.1 as well as to the Advances hereunder.
Section 1.4.Remedies.
Subject to the provisions of Section 9.2, upon the occurrence of an Event of Default, the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by
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law referred to below) to or upon the Loan Parties or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law, subject to the provisions of Section 9.2. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Loan Parties, which right or equity is hereby waived or released. Each Loan Party further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select (on its behalf and on behalf of the Secured Parties), whether at such Loan Party's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Loan Parties. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by the Administrative Agent or any other Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.
Section 1.5.Waiver of Certain Laws.
Each of the Loan Parties and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Loan Parties and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.
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Section 1.6.Power of Attorney.
Each of the Loan Parties and the Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default (and, with respect to the Collateral Manager, during the continuance of a Collateral Manager Default), including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Loan Parties and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, the Loan Parties shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
ARTICLE IX.

EVENTS OF DEFAULT
Section 1.1.Events of Default.
The following events shall be Events of Default (“Events of Default”) hereunder:
(a)a Loan Party defaults in making any payment required to be made under an agreement for borrowed money (other than this Agreement) to which it is a party individually or in an aggregate principal amount in excess of $500,000 and such default is not cured within the applicable cure period, if any, provided for under such agreement; or
(b)a Loan Party fails to make any payment of accrued and unpaid Interest when due and such failure is not cured within five (5) Business Days; or
(c)a Loan Party fails to repay the Obligations in full on the Termination Date; or
(d)any failure on the part of any Loan Party to duly observe or perform in any material respect any other covenants or agreements of such Loan Party (other than those specifically addressed by a separate Event of Default) set forth in this Agreement or the other Transaction Documents to which such Loan Party is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Loan Party and (ii) the date on which such Loan Party acquires knowledge thereof; or
(e)any representation, warranty or certification made by the Loan Parties in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made, which has an adverse effect on the Administrative Agent or any Lender and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Loan Parties and (ii) the date on which such Loan Party acquires knowledge thereof; or
(f)the occurrence of an Insolvency Event relating to any Loan Party or the Majority Equityholder; or
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(g)the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against any Loan Party, and such Loan Party shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or
(h)a Loan Party shall have made payments totaling more than $500,000 in the aggregate to settle any litigation, claim or dispute (excluding the amount of any payment made from insurance proceeds); or
(i)the occurrence of a Change of Control without the prior written consent of the Administrative Agent; or
(j)any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or
(k)reserved; or
(l)reserved; or
(m)the Advances Outstanding on any day exceed the Borrowing Base, and the same continues unremedied for (i) if the Collateral Manager provides to the Administrative Agent within five (5) Business Days both (x) a written certification that the Equityholders intend to cure such event and (y) evidence satisfactory to the Administrative Agent in its sole discretion that sufficient capital has been called from the Equityholders to cure such event, fifteen (15) consecutive Business Days, or (ii) otherwise, five (5) consecutive Business Days; or
(n)a Loan Party shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (such consent to be provided in the sole and absolute discretion of the Administrative Agent); or
(o)a Loan Party or the Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Loans, and such failure is not cured with two (2) Business Days; or
(p)a Loan Party shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t), such that neither Schulte Roth & Zabel LLP nor another law firm reasonably acceptable to the Administrative Agent could render a substantive nonconsolidation opinion with respect thereto; or
(q)any Transaction Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the applicable Loan Party or the Collateral Manager, as applicable; or
(r)a Loan Party, any Equityholder, the Collateral Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or
(s)a Loan Party or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or
(t)the Internal Revenue Service or any other Governmental Authority shall (i) assess, claim or take the position that a Loan Party is liable for any Tax or withholding Tax (other than a withholding tax under Section 1441 of the Code or a Tax imposed under Chapter 63 of the Code) in an amount exceeding, in the aggregate, $50,000 or (ii) file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of such Loan Party, except, in
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the case of clauses (i) and (ii), to the extent the validity of such Tax, withholding Tax, lien or the underlying claim is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are being maintained or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any material assets of such Loan Party and such lien shall not have been released within five (5) Business Days.
Section 1.2.Remedies.
(a)Upon the occurrence of an Event of Default, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders, by notice to the Loan Parties, declare (i) the Termination Date to have occurred and the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Loan Parties) or (ii) the Revolving Period End Date to have occurred; provided that, in the case of any event involving the Loan Parties described in Section 9.1(f), the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Loan Parties) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event.
(b)On and after the declaration or occurrence of the Termination Date, the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. In addition, the Loan Parties and the Collateral Manager hereby agree that they will, at the Collateral Manager’s expense and at the direction of the Administrative Agent, forthwith, (i) assemble all or any part of the Loans as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) without notice except as specified below, sell the Loans or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Administrative Agent may deem commercially reasonable, subject to Section 9.2(c). Each Loan Party agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Loan Parties of any sale hereunder shall constitute reasonable notification. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. For the avoidance of doubt, the occurrence of a Termination Date as defined in clauses (a) through (c), inclusive, of the definition of “Termination Date” shall constitute a Termination Date for the purposes of this Section 9.2.
(c)In connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable (or automatic acceleration thereof) pursuant to Section 9.2(a), the Collateral Manager (or any of its Affiliates) shall have the right to purchase all of the Loans in the Collateral by paying to the Collateral Custodian in immediately available funds, an amount equal to all outstanding Obligations. If the Collateral Manager or any Affiliate thereof fails to exercise this purchase right within ten (10) days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such rights shall be irrevocably forfeited by the Collateral Manager and its Affiliates (but, for the avoidance of doubt, such parties shall have the right to participate in any sale pursuant to Section 9.2(b)).
ARTICLE X.

INDEMNIFICATION
Section 1.1.Indemnities by the Loan Parties.
(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, each Loan Party hereby agrees to indemnify the
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Administrative Agent, the Collateral Custodian, the Secured Parties, the Affected Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party. If such Loan Party has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Loan Parties an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Loan Parties shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party) relating to or resulting from:
(i)any representation or warranty made or deemed made by the Loan Parties, the Collateral Manager or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(ii)the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date and the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;
(iii)the failure by the Loan Parties or the Collateral Manager to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;
(iv)the failure to vest and maintain vested in the Administrative Agent, as agent for the Secured Parties, an undivided interest in the Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Advance at any time thereafter;
(v)the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the Borrowing Base on such Business Day;
(vi)the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance at any subsequent time;
(vii)any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral or the furnishing or failure to furnish such merchandise or services;
(viii)any failure of the Loan Parties or the Collateral Manager to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Loan Parties or any Affiliate thereof to perform its respective duties under any Collateral;
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(ix)the failure of the Collateral Custodian to remit any amounts held in the Collection Account pursuant to the instructions of the Collateral Manager or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof) whether by reason of the exercise of set-off rights or otherwise;
(x)any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Loan Parties or the Collateral Manager to qualify to do business or file any notice or business activity report or any similar report;
(xi)any action taken by the Loan Parties or the Collateral Manager in the enforcement or collection of any Collateral;
(xii)any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;
(xiii)the failure by the Loan Parties to pay when due any U.S. federal and other material Taxes for which the Loan Parties are liable, other than any Taxes that are being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP are being maintained including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;
(xiv)any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;
(xv)except with respect to funds held in the Collection Account and the Unfunded Exposure Account, the commingling of Collections on the Collateral at any time with other funds;
(xvi)any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;
(xvii)any failure by the Loan Parties to give reasonably equivalent value to the applicable third party transferor, in consideration for the transfer by such third party to the Loan Parties of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(xviii)the use of the proceeds of any Advance in a manner other than as provided in this Agreement;
(xix)the failure of the Loan Parties or any of their agents or representatives to remit to the Collateral Manager or the Administrative Agent, Collections on the Collateral remitted to the Loan Parties, the Collateral Manager or any such agent or representative as provided in this Agreement; or
(xx)the failure of the Collateral Manager to satisfy its obligations under Section 10.2.
(b)Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Loan Parties to the Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (or, if such demand is made less than two (2) Business Days prior to such Payment Date, the next subsequent Payment Date) and shall be accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.
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(c)If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Loan Parties shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Loan Parties on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Loan Parties shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).
(d)The obligations of the Loan Parties under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager or the Collateral Custodian and the termination of this Agreement.
Section 1.2.Indemnities by the Collateral Manager.
(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Collateral Manager, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.
(b)Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the Indemnified Party within five (5) Business Days following such Person’s demand therefor.
(c)The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.
(d)The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement.
(e)Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.
Section 1.3.Taxes.
This Article X (other than Section 10.1(a)(xiii)) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
ARTICLE XI.

THE ADMINISTRATIVE AGENT
Section 1.1.Appointment.
Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without
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limitation, the Collateral Custodian) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Loan Parties hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.
Section 1.2.Standard of Care; Exculpatory Provisions.
(a)The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law; and
(iii)shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
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(c)The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Collateral Manager, the Loan Parties or a Lender.
(d)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 1.3.Administrative Agent’s Reliance, Etc.
Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Loan Parties), Independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Loan Parties or the Collateral Manager or to inspect the property (including the books and records) of the Loan Parties or the Collateral Manager; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
Section 1.4.Credit Decision with Respect to the Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.
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Section 1.5.Indemnification of the Administrative Agent.
Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Loan Parties or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Loan Parties or the Collateral Manager.
Section 1.6.Successor Administrative Agent.
The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Loan Parties and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Loan Parties, such consent not to be unreasonably withheld. Each of the Loan Parties and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section 1.7.Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent.
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Section 1.8.Payments by the Administrative Agent.
Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.
Section 1.9.Collateral Matters.
Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and
(b)to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Transaction Document to the holder of any Permitted Lien.
(c)Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable loan party such documents as such loan party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.
Section 1.10.Erroneous Payments.
(a)Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or any Affiliate of a Secured Party) or any other Person that the Administrative Agent has determined in its sole discretion that such Person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or any of its Affiliates that were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.10, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed
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to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s lending affiliate, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto and without any further payment by the Administrative Agent or its lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of
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any Obligations owed by the Loan Parties (except to the extent that the funds used to make such Erroneous Payment were received from the Loan Parties as repayment of such Obligations, including any payments made from Collections for such purpose pursuant to Section 2.7 or 2.8) or any other Secured Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Loan Parties as the repayment of such Obligations, including any payments made from Collections for such purpose pursuant to Section 2.7 or 2.8).
(f)Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Underlying Instruments, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under pursuant to this Section 11.10 or under the indemnification provisions of this Agreement.
(g)Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Underlying Instruments.
ARTICLE XII.

MISCELLANEOUS
Section 1.1.Amendments and Waivers.
Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, each Guarantor Subsidiary, the Collateral Manager, the Administrative Agent and the Required Lenders; provided that (i) any amendment of the Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of any Loan Party or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person and (iii) any amendment of the Agreement that a Lender is advised by its legal or financial advisors to be necessary in order to avoid the consolidation of a Loan Party with such Lender for accounting purposes may be effected without the written consent of any Loan Party or any other Lender.
Section 1.2.Notices, Etc.
All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.
Section 1.3.Ratable Payments.
If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to
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Section 10.1) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Obligations; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 1.4.No Waiver; Remedies.
No failure on the part of the Administrative Agent, the Collateral Custodian or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
Section 1.5.Binding Effect; Benefit of Agreement.
This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Collateral Manager, the Administrative Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
Section 1.6.Term of this Agreement.
This Agreement, including, without limitation, the Loan Parties’ representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Loan Parties or the Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive any termination of this Agreement.
Section 1.7.Governing Law.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
Section 1.8.Consent to Jurisdiction; Waiver of Objection to Venue; Waivers.
Each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
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(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages ; provided that nothing contained in this sentence shall limit the Loan Parties’ indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.
Section 1.9.Costs and Expenses.
(a)In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, each Loan Party agrees to pay on the Payment Date following receipt of a request for payment of all costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date of the Administrative Agent and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Collateral Custodian or the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.
(b)Each Loan Party shall pay on the Payment Date following receipt of a request therefor, all other reasonable costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of each Loan Party’s or the Collateral Manager’s books and records.
Section 1.10.No Proceedings. Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Loan Parties any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. The provisions of this Section 12.10 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 12.10 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy or similar laws of any jurisdiction. The provisions of this paragraph shall survive the termination of this Agreement.
Section 1.11.Recourse Against Certain Parties.
(a)No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager as contained in this Agreement or any other agreement, instrument or document entered into by it
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pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, employee or director of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Loan Parties, the Collateral Manager or any incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager and each incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager, or any of them, for breaches by the Administrative Agent, any Secured Party, the Loan Parties or the Collateral Manager of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee or director of the Loan Parties or the Collateral Manager to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.
(b)Notwithstanding any contrary provision set forth herein, no claim may be made by the Loan Parties or the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Loan Parties and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
(c)No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.
(d)The provisions of this Section 12.11 shall survive the termination of this Agreement.
Section 1.12.Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.
(a)The Collateral Manager shall take such actions as are necessary or reasonably requested by the Administrative Agent to enable the Administrative Agent to promptly record, register or file, as applicable, this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to
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all property comprising the Collateral. The Loan Parties shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).
(b)Each Loan Party agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.
(c)If the Loan Party or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Loan Parties as provided in Article X. Each Loan Party irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of such Loan Party (i) to execute on behalf of the such Loan Party as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.
(d)Without limiting the generality of the foregoing, the Loan Parties will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1(h) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.
Section 1.13.Confidentiality.
(a)Each of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Custodian and the Loan Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Loan Parties and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors or other agents, including any Approved Valuation Firm, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Custodian and the Loan Parties that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Loan Parties and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in
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connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Defaults, and priority of payment provisions.
(b)Anything herein to the contrary notwithstanding, each of the Loan Parties and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Custodian or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof, or (iii) by the Administrative Agent, and the Secured Parties to any Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(c)Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Secured Parties’, the Collateral Custodian’s, the Loan Parties’ business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Custodian, the Loan Parties or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Loan Parties or the Collateral Manager or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Custodian having a need to know the same, if the Collateral Custodian advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Loan Parties and the Collateral Manager; or (iii) any other disclosure authorized by the Loan Parties and the Collateral Manager, as applicable.
(d)Notwithstanding any other provision of this Agreement, the Loan Parties and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Custodian and/or the Secured Parties, for such period of time as the Loan Parties and/or the Collateral Manager, as the case may be, determines is reasonable (i) any information that the Loan Parties and/or the Collateral Manager, as the case may be, reasonably believes to be in the nature of trade secrets and (ii) any other information that the Loan Parties, the Collateral Manager or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.
(e)Each of the Administrative Agent, the Secured Parties and the Collateral Custodian will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.
Section 1.14.Execution in Counterparts; Severability; Integration.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when
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executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
Section 1.15.Waiver of Setoff.
Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
Section 1.16.Status of Lenders; Assignments by the Lenders.
(a)Each Lender represents and warrants to the Loan Parties that it is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act. Each Lender may at any time assign, or grant a security interest or sell a participation interest in or sell any Advance (or portion thereof) or any Commitment (or any portion thereof) to any Person; provided that, as applicable, (i) no transfer of any Advance (or any portion thereof) or of any Commitment (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, (ii) the transfer is made only to a person who is (A) either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and (B) a “qualified purchaser” as defined in the 1940 Act, (iii) no such assignment, grant or sale of a participation interest shall be to an Ineligible Assignee, (iv) such Person shall have a long-term unsecured debt rating of “A” or better by S&P and “A3” or better by Moody’s, (v) Wells Fargo shall (A) unless required by Applicable Law (including, without limitation, the Volcker Rule) not assign more than 49% of the Facility Amount and (B) retain all Eligible Loan approval rights pursuant to clause (B) of the definition of “Eligible Loan” and (vi) in the case of an assignment of any Advance (or any portion thereof) or of any Commitment (or of any portion thereof) the assignee executes and delivers to the Collateral Manager, the Loan Parties and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit H hereto. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the applicable Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Loan Parties agree that each participant shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the
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participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.16(a); provided that, such participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. The applicable Loan Party shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of such Loan Party’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo shall not need prior consent of the Loan Parties to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof) or any Commitment (or any portion thereof), to any Person.
(b)The Administrative Agent, acting solely for this purpose as an agent of Loan Parties, shall maintain at one of its lending offices, a copy of each transfer pursuant to Section 12.16(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder or under any Commitment may be effected only by the recording by the Administrative Agent of the identity of the transferee (and other information required by this clause (b)) in the Register. The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Each Lender that sells a participation interest hereunder shall, acting solely for this purpose as an agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each such participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Participations by a Lender of its rights hereunder or under any Commitment may be effected only by the recording by such Lender of the identity of the transferee (and other information required by this clause (b)) in the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 1.17.Heading and Exhibits.
The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 1.18.Intent of the Parties.
It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Loan Parties and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.
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Section 1.19.Recognition of the U.S. Special Resolution Regimes. To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Loan Parties agree with each Secured Party as of the Closing Date as follows:
(a)In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.
Section 1.20.Benchmark Replacement Settings
~~(a) (1)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~
(a)~~(2)~~    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~if a Term SOFR~~ upon the occurrence of a Benchmark Transition Event ~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Loan Parties a Term SOFR Notice. For the avoidance of doubt~~with respect to any Benchmark, the Administrative Agent ~~shall not be required to deliver a Term SOFR Notice after a Term SOFR~~ and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition
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Event ~~and may elect or not elect to do so in its sole discretion.~~will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders holding greater than 50% of the aggregate Commitments then in effect. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 12.20 will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the ~~Loan Parties~~Borrower, the Lenders and the Collateral Custodian of (A) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the~~the implementation of any Benchmark Replacement~~,~~ and (~~C~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (D)~~  in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark ~~pursuant to Section 12.20(d) below and (E) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 12.20.
~~(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR Rate) and either (1) any tenor for such Benchmark (which in the case of this Agreement is three months) is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~
(d)~~(e)~~ Benchmark Unavailability Period. Upon the Loan Parties’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given
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Benchmark, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for the then-current Benchmark is not ~~an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.~~available, the Base Rate shall be used instead of such Benchmark to calculate Interest.
~~(f) Occurrence of Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event hereunder shall be deemed satisfied.~~
ARTICLE XIII.

GUARANTOR SUBSIDIARIES
Section 1.1.Guarantee
(a)Each Guarantor Subsidiary is (after giving effect to the Closing Date Transfers) a wholly-owned Subsidiary of the Borrower and agrees that it is receiving material consideration for its entry into this Agreement. The Guarantor Subsidiaries hereby, unconditionally and irrevocably, guarantee to the Administrative Agent for the benefit of each Lender and other Secured Party, the prompt and complete payment by the Borrower when due of all Obligations (such amounts, the “Guaranteed Amounts”). The Guarantor Subsidiaries hereby further unconditionally and irrevocably agree that if the Borrower shall fail to pay in full when due any of the Guaranteed Amounts, promptly upon demand from the Administrative Agent, the Guarantor Subsidiaries will pay the same without (to the fullest extent permitted by applicable law) any other demand or notice whatsoever.
(b)Anything herein to the contrary notwithstanding, the maximum liability of the Guarantor Subsidiaries hereunder shall in no event exceed the maximum liability of the Borrower hereunder and in no event shall such amount exceed the amount which can be guaranteed by the Guarantor Subsidiaries under applicable federal and state laws relating to the insolvency of debtors.
(c)The Guarantor Subsidiaries further agree to pay any and all reasonable and documented expenses (including, without limitation, all reasonable and documented fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Amounts and/or enforcing any rights with respect to, or collecting against, the Guarantor Subsidiaries hereunder.
(d)The Guarantor Subsidiaries agree that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor Subsidiaries hereunder
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without impairing this guarantee or affecting the rights and remedies of the Secured Party hereunder.
(e)Any payment or payments made by the Borrower, the Guarantor Subsidiaries, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, the Guarantor Subsidiaries, any other guarantor or any other Person by virtue of any action or proceeding or any set off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Amounts shall release the Guarantor Subsidiaries from the obligation to make payment of the same amount under this Agreement but shall not be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor Subsidiaries hereunder in respect of any additional Guaranteed Amounts due or that thereafter become due or in respect of any such payment that is rescinded or must otherwise be restored or returned by any Lender, which liability shall remain in effect, notwithstanding any such payment or payments other than payments made by the Guarantor Subsidiaries in respect of the Guaranteed Amounts or payments received or collected from the Guarantor Subsidiaries in respect of the Guaranteed Amounts for the Guaranteed Amounts up to the maximum liability of the Guarantor Subsidiaries hereunder until the Guaranteed Amounts are paid in full (other than Guaranteed Amounts relating to contingent indemnification obligations for which no claim has been made) and the aggregate Commitments are irrevocably terminated in full (other than contingent indemnification obligations for which no claim has been made).
(f)The Guarantor Subsidiaries hereby irrevocably authorize each Lender at any time and from time to time during any period that any Guaranteed Amount is due and owing by the Guarantor Subsidiaries, without notice to the Guarantor Subsidiaries (and any such notice being expressly waived by the Guarantor Subsidiaries), to set off and any amounts owing by such Lender to or for the credit or the account of the Guarantor Subsidiaries, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Guarantor Subsidiaries to such Lender hereunder and claims of every nature and description of such Lender against the Guarantor Subsidiaries hereunder. Each Lender shall notify the Guarantor Subsidiaries promptly of any such set off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set off) which such Lender may have.
(g)Notwithstanding any payment or payments made by the Guarantor Subsidiaries hereunder or any set off or application of funds of the Guarantor Subsidiaries by any Lender, the Guarantor Subsidiaries shall not be entitled to be subrogated to any of the rights of any Lender against the Borrower, nor shall the Guarantor Subsidiaries seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor Subsidiaries hereunder, until all of the Guaranteed Amounts are paid in full (other than Guaranteed Amounts relating to contingent indemnification obligations for which no claim has been made). If any amount shall be paid to the Guarantor Subsidiaries on account of such subrogation rights at any time when all of the Guaranteed Amounts shall not have been paid in full (other than Guaranteed Amounts relating to contingent indemnification obligations for which no claim has been made), such amount shall be held by the Guarantor Subsidiaries in trust for the Lenders, and shall, forthwith upon receipt by the Guarantor Subsidiaries, be turned over to the Administrative Agent in the exact form received by the Guarantor Subsidiaries, to be applied against the Guaranteed Amounts in such order as the Administrative Agent may determine in accordance herewith.
(h)The Guarantor Subsidiaries shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor Subsidiaries and without notice to or further assent by the Guarantor Subsidiaries, any demand for payment of any of the Guaranteed Amounts made by any Lender may be rescinded by such party and any of the
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Guaranteed Amounts continued, and the Guaranteed Amounts, or the liability of any other party upon or for any part thereof, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Lender. Any failure by any Lender to collect any payments from the Borrower or any release of the Borrower (other than through payment or performance) shall not relieve the Guarantor Subsidiaries of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Lender against the Guarantor Subsidiaries. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
(i)The Guarantor Subsidiaries waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Amounts and notice of or proof of reliance hereon by any Lender or acceptance hereof, of the Guaranteed Amounts, and of any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor Subsidiaries, on the one hand, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor Subsidiaries waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor Subsidiaries with respect to the Guaranteed Amounts except to the extent required hereunder for such Guaranteed Amounts to become due and payable by the Borrower. The Guarantor Subsidiaries understand and agree that this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of any of the Guaranteed Amounts or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Lender, (b) any defense, set off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor Subsidiaries), other than payment in full of the Guaranteed Amounts, which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Amounts, or of the Guarantor Subsidiaries under this Agreement, in bankruptcy or in any other instance. Any failure by any Lender to collect any payments from the Borrower or any other Person or to realize upon any collateral security or guarantee for the Guaranteed Amounts or to exercise any right of offset with respect thereto or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor Subsidiaries of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lenders against the Guarantor Subsidiaries.
(j)This Section 13 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor Subsidiaries and the successors and assigns thereof, and shall inure to be benefit of the Lenders, and their respective permitted successors, transferees and assigns, until all the Guaranteed Amounts and the obligations of the Guarantor Subsidiaries under this Guarantee shall have been satisfied by payment in full (other than Guaranteed Amounts relating to contingent indemnification obligations for which no claim has been made), notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Guaranteed Amounts. This guarantee made hereunder shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Amounts is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor Subsidiaries or any substantial part of its property, or otherwise, all as though such payments had not been made. The obligations of the Guarantor Subsidiaries under this Section 13 shall survive
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the resignation or removal of the Administrative Agent or any Lender and the termination of this Agreement (to the extent set forth in this Section 13.1(j)).
Notwithstanding any modification, discharge or extension of the Guaranteed Amounts or any amendment, modification, stay or cure of the Lenders’ rights which may occur in any bankruptcy or reorganization case or proceeding against the Borrower, whether permanent or temporary, and whether or not assented to by the Lenders, the Guarantor Subsidiaries hereby agrees that the Guarantor Subsidiaries shall be obligated hereunder to pay and perform the Guaranteed Amounts and discharge its other obligations in accordance with the terms hereof. The Guarantor Subsidiaries understand and acknowledge that, by virtue hereof, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. Without in any way limiting the generality of the foregoing, any subsequent modification of the Guaranteed Amounts in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor Subsidiaries to pay and perform the Guaranteed Amounts in accordance with the original terms thereof.
(k)Except as required by law, the Guarantor Subsidiaries shall make all payments hereunder to the Administrative Agent without set-off or counterclaim in Dollars at an account designated in writing by the Administrative Agent.
[Remainder of Page Intentionally Left Blank.]
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:
NMFC SENIOR LOAN PROGRAM IV LLC, as the Borrower
By:

By:
Name:
Title:

COLLATERAL MANAGER:
NEW MOUNTAIN FINANCE CORPORATION, as Collateral Manager
    By:

By:
Name:
Title:

[Signatures Continued on the Following Page]

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NMFC SENIOR LOAN PROGRAM I LLC, as a Guarantor Subsidiary
By:

By:
Name:
Title:

NMFC SENIOR LOAN PROGRAM II LLC, as a Guarantor Subsidiary
By:
By:_______________________________________
Name:
Title:

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ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the
Administrative Agent

By:
Name:
Title:

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signatures Continued on the Following Page]

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COLLATERAL CUSTODIAN:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian

By:
Name:
Title:
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Annex A

NMFC SENIOR LOAN PROGRAM IV LLC

~~787 Seventh Avenue, 49th~~1633 Broadway, 48th Floor
New York, ~~New York~~NY 10019
Attention: ~~Rob Hamwee,~~ John Kline ~~and~~, Laura Holson
~~Fax: (212) 720-0351~~ and Cyrus Moshiri

NMFC SENIOR LOAN PROGRAM I LLC

~~787 Seventh Avenue, 49th~~1633 Broadway, 48th Floor
New York, ~~New York~~NY 10019
Attention: ~~Rob Hamwee,~~ John Kline ~~and~~, Laura Holson
~~Fax: (212) 720-0351~~ and Cyrus Moshiri

NMFC SENIOR LOAN PROGRAM II LLC

~~787 Seventh Avenue, 49th~~1633 Broadway, 48th Floor
New York, ~~New York~~NY 10019
Attention: ~~Rob Hamwee,~~ John Kline ~~and~~, Laura Holson
~~Fax: (212) 720-0351~~ and Cyrus Moshiri

NEW MOUNTAIN FINANCE CORPORATION

~~787 Seventh Avenue, 49th~~1633 Broadway, 48th Floor
New York, ~~New York~~NY 10019
Attention: ~~Rob Hamwee,~~ John Kline ~~and~~, Laura Holson
~~Fax: (212) 720-0351~~ and Cyrus Moshiri

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Annex A (continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

550 South Tryon Street
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Facsimile: (704) 715-0067
Confirmation: (704) 410-2489
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

550 South Tryon Street
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Facsimile: (704) 715-0067
Confirmation: (704) 410-2489
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Custodian

Wells Fargo Bank, National Association
Corporate Trust Services Division
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: CDO Trust Services—New Mountain Capital
Fax: (410) 715-3748
Phone: (410) 884-2000

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Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$370,000,000